UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 14a-12

Vistagen Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Vistagen Therapeutics, Inc.

343 Allerton Avenue

South San Francisco, CA 94080

Tel. (650) 577-3600

August 9, 2023

To Our Stockholders:

As I reflect on the progress we have achieved since our last annual meeting, I am impressed by our team’s continuous drive to address unmet mental health needs in communities across the globe. The prevalence of anxiety and depression disorders continues to grow, and it is clear to us that currently approved treatments are underserving people struggling with these conditions. Individuals across demographic groups need new, faster-acting treatment options without the negative side effects and safety concerns often associated with currently approved medicines. This need drives our steadfast commitment to developing and commercializing new differentiated treatments with the potential to improve lives.

I am pleased to report that we took a significant step in early 2023, to advance our work to meet these unmet patient needs. In February, we completed the acquisition of Pherin Pharmaceuticals, Inc., a privately held drug development company focused on neuropsychiatric and neuroendocrine conditions (Pherin). We now own all intellectual property rights to our two most advanced drug candidates, fasedienol (PH94B), currently in Phase 3 development for social anxiety disorder (SAD), and itruvone (PH10), in Phase 2 clinical development for major depressive disorder (MDD), as well as three additional innovative drug candidates in earlier stages of development: PH15 for cognition and psychomotor performance improvement; PH80 for vasomotor symptoms (hot flashes) due to menopause, premenstrual dysphoric disorder (PMDD), and migraine; and PH284 for wasting syndrome (cachexia).

To learn more about our progress, I invite you to attend the 2023 Annual Meeting of Stockholders of Vistagen Therapeutics, Inc. (the Annual Meeting or the Meeting), which we will hold virtually at 2:00 p.m. Pacific Daylight Time on September 25, 2023.  The accompanying proxy statement (the Proxy Statement) details information regarding the Annual Meeting, including a description of the proposals to be considered by stockholders at the Meeting and instructions for submitting your vote.

To conserve environmental resources and prevent unnecessary corporate expense, we are using the “Notice and Access” method of providing proxy materials to you via the Internet pursuant to the regulations promulgated by the U.S. Securities and Exchange Commission (SEC). We believe this process will provide you with a safe, convenient and efficient way to access your proxy materials and vote your shares. On or about August 9, 2023, we will mail to our stockholders a one-page Notice of Internet Availability of Proxy Materials (the Notice) containing instructions on how to access the Proxy Statement and vote electronically via the Internet or by telephone. The Notice will also contain instructions on how to receive a paper copy of your proxy materials. In addition to the Proxy Statement, we have also included a copy of our Annual Report on Form 10-K for the year ended March 31, 2023 (Annual Report), which we encourage you to read. It includes our audited financial statements and provides important information about our business.

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting virtually, please carefully review the Proxy Statement and then cast your vote by Internet, telephone or postal mail as promptly as possible so that your shares will be voted at the Meeting. Please refer to the Notice for instructions on submitting your vote. Our Board of Directors has approved the proposals set forth in the Proxy Statement and we recommend that you vote in favor of each such proposal.

Thank you for your continued support of Vistagen. We look forward to your participation at the Annual Meeting.

i

Sincerely, /s/ Shawn K Singh, J.D. Shawn K. Singh, J.D. Chief Executive Officer and Director

Vistagen Therapeutics, Inc.

343 Allerton Avenue

South San Francisco, CA 94080

Tel. (650) 577-3600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on September 25, 2023

Dear Stockholder:

We are pleased to invite you to virtually attend the 2023 Annual Meeting of Stockholders (the Annual Meeting or Meeting) of Vistagen Therapeutics, Inc., a Nevada corporation (the Company, us, we or our). The Annual Meeting will be a virtual-format meeting, held exclusively via the Internet at http://meetnow.global/M5K7HLJ on Monday, September 25, 2023, at 2:00 p.m. Pacific Daylight Time, for the following purposes:

1.	to elect seven directors to our Board of Directors, each to serve until our next annual meeting of stockholders, or until her or his respective successor is elected and qualified;

2.	to approve, on a non-binding advisory basis, the compensation paid to our named executive officers (NEOs);

3.

to approve an amendment to the Company’s Amended and Restated 2019 Omnibus Equity Incentive Plan (the 2019 Plan), to increase the number of shares of common stock authorized for issuance thereunder from 600,000 shares to 1,000,000 shares;

4.	to ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for our fiscal year ending March 31, 2024; and

5.	to vote upon such other matters, if any, as may properly come before the Annual Meeting or any adjournment or postponement of the Meeting.

These matters are more fully discussed in the attached proxy statement (the Proxy Statement).

We have elected to provide access to our proxy materials primarily electronically via the Internet, pursuant to the “Notice and Access” method regulations promulgated by the U.S. Securities and Exchange Commission (SEC). We believe this method expedites our stockholders’ safe receipt of proxy materials, conserves natural resources and significantly reduces the costs of the Annual Meeting. On or about August 9, 2023, we began mailing a one-page Notice of Internet Availability of Proxy Materials (the Notice) to each of our stockholders entitled to notice of and to vote at the Annual Meeting, which Notice contains instructions for accessing the Proxy Statement, our Annual Report on Form 10-K for our fiscal year ended March 31, 2023 (the Annual Report) via the Internet, as well as voting instructions. The Notice also includes instructions on how you can receive a paper copy of your proxy materials. The Proxy Statement and the Annual Report are both available on the Internet at: http://www.envisionreports.com/VTGN

The close of business on July 28, 2023 (the Record Date) has been fixed as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Only holders of record of our common stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. A complete list of these stockholders will be available for examination by any of our stockholders for purposes pertaining to the Annual Meeting by sending an email to corp.secretary@vistagen.com stating the purpose of the request and providing proof of ownership of our common stock. This list will also be available for examination by stockholders of record during the webcast of the Annual Meeting at: http://meetnow.global/M5K7HLJ

You are entitled to virtually attend and vote at the Annual Meeting online only if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. If you are a stockholder of record, your ownership as of the Record Date will be verified prior to admittance into the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership as of the Record Date, such as an account statement or similar evidence of ownership, to virtually attend and vote at the Annual Meeting. Further information about how to attend the Annual Meeting, vote your shares online during the Meeting and submit questions during the Meeting is included in the Proxy Statement. For instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received by postal mail, the section titled “Voting” beginning on page 2 of the Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

YOUR VOTES ARE IMPORTANT

All stockholders are cordially invited to attend the Annual Meeting virtually. However, to ensure your representation at the Annual Meeting, you are urged to vote by Internet, telephone or postal mail in advance of the Meeting, as promptly as possible. Submitting your votes in advance of the Annual Meeting assures that a quorum will be present at the Meeting and will avoid the Company from incurring additional expense for duplicate proxy solicitations. By following the procedures described in the section entitled “Voting” beginning on page 2 of the attached Proxy Statement, any stockholder attending the Annual Meeting virtually may vote at the Meeting, even if he or she has returned a proxy prior to the Meeting.

Your vote is very important to us. Whether or not you expect to attend the Annual Meeting virtually, we urge you to vote your shares in advance of the Meeting, as promptly as possible, online via the Internet, by telephone or by postal mail so that your shares may be represented and voted at the Meeting. If your shares are held in the name of a bank, broker, brokerage firm or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.

Our Board of Directors recommends that you vote “FOR” each of the director nominees identified in Proposal No. 1, and "FOR" Proposals No. 2, 3, and 4, all of which are described in detail in the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:

THE ANNUAL REPORT AND PROXY STATEMENT ARE AVAILABLE ONLINE VIA THE INTERNET AT: http://www.envisionreports.com/VTGN

By Order of the Board of Directors,
/s/ Jessica R. Haskell, J.D.
Jessica R. Haskell, J.D.
Vice President, Associate General Counsel and Corporate Secretary

South San Francisco, California

August 9, 2023

Vistagen Therapeutics, Inc.

343 Allerton Avenue

South San Francisco, CA 94080

Tel. (650) 577-3600

Fax (888) 482-2602

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors (the Board) of Vistagen Therapeutics, Inc., a Nevada corporation (the Company, us, we or our), for use at the Company’s 2023 Annual Meeting of Stockholders (the Annual Meeting or the Meeting). The Annual Meeting will take place in a virtual meeting format on Monday, September 25, 2023, at 2:00 p.m., Pacific Daylight Time, and will be held exclusively via the Internet at: http://meetnow.global/M5K7HLJ

We have elected to provide access to the proxy materials for the Annual Meeting primarily over the Internet in accordance with the U.S. Securities and Exchange Commission’s (SEC) “Notice and Access” rules. On or about August 9, 2023, we began mailing a one-page Notice of Internet Availability of Proxy Materials (the Notice) to each of our stockholders entitled to notice of and to vote at the Annual Meeting. The Notice contains instructions for accessing this Proxy Statement, our Annual Report on Form 10-K for our fiscal year ended March 31, 2023 (Annual Report) and Annual Meeting voting instructions. The Notice also includes instructions on how you can receive a paper copy of your proxy materials by postal mail. This Proxy Statement and the Annual Report are available on the Internet at: http://www.envisionreports.com/VTGN

Record Date and Shares Outstanding

Each of the specific proposals to be considered and acted upon at the Annual Meeting is described in this Proxy Statement.  Only holders of our common stock as of the close of business on July 28, 2023 (the Record Date) are entitled to notice of and to vote at the Annual Meeting.

On the Record Date, there were 7,984,875 shares of our common stock, par value $0.001 per share, issued and outstanding. Each holder of common stock is entitled to one vote for each share held as of the Record Date.

Quorum

The holders of more than one-third (1/3) of the shares entitled to vote as of the Record Date must be represented at the Meeting, either in person or by properly executed proxy. If a quorum is not present at the scheduled time of the Annual Meeting, either the Chairman of the Meeting or the stockholders who are present may adjourn the Meeting until a quorum is present. The time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Stockholder List	A list of registered stockholders as of the close of business on the Record Date will be open for examination by any stockholder for a period of ten days prior to the Annual Meeting for a purpose pertaining to the Meeting by sending an email to corp.secretary@vistagen.com, stating the purpose of the request and providing proof of ownership of our common stock. This list will also be available for examination to stockholders of record during the virtual Annual Meeting webcast at: http://meetnow.global/M5K7HLJ

Attendance at Virtual Annual Meeting

We will host the Annual Meeting live online, via Internet webcast. You may attend the Annual Meeting virtually by visiting the following web address: http://meetnow.global/M5K7HLJ

The webcast will start at 2:00 p.m., Pacific Daylight Time, on Monday, September 25, 2023.

To virtually attend the Annual Meeting please go to http://meetnow.global/M5K7HLJ. You have the option to log in to the virtual Annual Meeting as a “stockholder” with a control number or as a “guest.” If you are a stockholder of record (i.e., if you hold your shares through Computershare, our registrar and transfer agent), you may log in to the virtual Annual Meeting as a stockholder using the control number which can be found on your Notice and proxy card. If you are not a stockholder of record (i.e. if you do not hold your shares through Computershare), but hold shares through an intermediary, such as a bank or broker, trustee or nominee (sometimes referred to as holding in “street name”), you may attend the meeting as “guest” by entering your name and email address. As a guest, you will have access to the Meeting materials and will be able to ask questions during the Annual Meeting, but you will not be able to vote during the Meeting.

If you hold your shares through an intermediary, such as a bank or broker, and you desire to vote during the Annual Meeting, you must register in advance to virtually attend the Annual Meeting as a stockholder. To register to attend the virtual Annual Meeting as a stockholder, you must provide proof of beneficial ownership as of the Record Date, such as an account statement, legal proxy from your broker, or similar evidence of ownership along with your name and email address to Computershare. Requests for Annual Meeting registration of beneficial owners must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Daylight Time, on September 15, 2023. You will receive confirmation of your virtual Annual Meeting registration by email after Computershare receives your registration materials. Requests for registration should be directed by email to legalproxy@computershare.com or by mail to Computershare, Vistagen Therapeutics, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. You will receive a confirmation email from Computershare of your Annual Meeting registration and will receive a control number to enter the Meeting as a Stockholder.

Whether you virtually attend the Annual Meeting as a Stockholder or as a Guest, please allow yourself ample time for the online check-in procedures.

Questions at the Annual Meeting

If you wish to submit a question during the Annual Meeting, you may log in online, and ask a question on our virtual Annual Meeting platform at: http://meetnow.global/M5K7HLJ

Our virtual Annual Meeting will be governed by our Rules of Conduct which will be available on the virtual Meeting platform during the Annual Meeting. The Rules of Conduct will address the ability of stockholders to ask questions during the Meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.

Voting

There are four (4) ways a stockholder of record can vote:

(1) By Internet:   If you are a stockholder as of the Record Date, you may vote over the Internet by following the instructions provided in the Notice.

(2) By Telephone:   If you are a stockholder as of the Record Date, you may vote by telephone by following the instructions in the Notice.

(3) By Mail:   If you requested printed copies of proxy materials and are a stockholder as of the Record Date, you may vote by mailing your proxy as described in the proxy materials.

(4) During the Annual Meeting:  The Annual Meeting will be held exclusively via the Internet, and can only be accessed at: http://meetnow.global/M5K7HLJ

Subject to the provisions applicable to other than holders of record as outlined above in the section entitled “Attendance at Virtual Annual Meeting,” if you are a stockholder as of the Record Date, you will have the ability to attend the virtual Meeting and vote online during the Meeting. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting virtually, revoking an earlier-submitted proxy in accordance with the process outlined below and voting online during the virtual Meeting.

In order to be counted, proxies submitted by telephone or via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on September 24, 2023. Proxies submitted by U.S. mail must be received before the start of the virtual Annual Meeting. If you hold your shares through a bank or broker, please follow their voting instructions.

Required Vote for Approval and Board Recommendation

Proposal No. 1: Election of Directors. Directors are elected by a plurality vote of the votes cast, either in person or represented by proxy, and entitled to vote at the Annual Meeting.  The seven director nominees who receive the greatest number of “FOR” votes cast at the Annual Meeting by the shares present, either in person or by proxy, and entitled to vote will be elected to serve on our Board of Directors until our next annual meeting of stockholders, or until her or his successor is duly elected and qualified.

Our Board unanimously recommends a vote “FOR” the election of each of our seven director nominees. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of the nominees.

Proposal No. 2: Approval, on a Non-Binding Advisory Basis, of the Compensation Paid to our Named Executive Officers. This proposal calls for a non-binding, advisory vote regarding the compensation paid to our named executive officers (NEOs) (Say-on-Pay). Accordingly, there is no required vote” that would constitute approval of this proposal. However, our Board, including the Compensation Committee of our Board, values the opinions of our stockholders and will consider the result of the vote when making future decisions regarding our executive compensation policies and practices. The affirmative “FOR” vote of a majority of the votes cast, in person or by proxy, excluding abstentions, is required to approve this non-binding, advisory proposal.

Our Board unanimously recommends a vote “FOR” this proposal. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the approval of this non-binding, advisory proposal.

Proposal No. 3: Approval of an Amendment to the Company’s Amended and Restated 2019 Omnibus Equity Incentive Plan. Our Board unanimously approved an amendment to our Amended and Restated 2019 Omnibus Equity Incentive Plan (the 2019 Plan), increasing the number of shares of the common stock authorized for issuance thereunder from 600,000 to 1,000,000 shares. The affirmative vote “FOR” vote of a majority of the votes cast, in person or by proxy, excluding abstentions, is required to approve the amendment to the 2019 Plan.

Our Board unanimously recommends a vote “FOR” the amendment to the 2019 Plan. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the approval to amend the 2019 Plan to increase the number of shares authorized for issuance thereunder from 600,000 shares to 1,000,000 shares.

Proposal No. 4: Ratification of Appointment of our Independent Registered Public Accounting Firm. This proposal requests stockholders to ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for our current fiscal year ending March 31, 2024. The affirmative “FOR” vote of a majority of the votes cast, either in person or by proxy at the Annual Meeting, excluding abstentions, is required for the ratification of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for our current fiscal year ending March 31, 2024.

Our Board unanimously recommends a vote “FOR” this proposal. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for our current fiscal year ending March 31, 2024.

Abstentions and Broker Non-Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. An abstention (or a vote to “WITHHOLD” for purposes of the election of directors) is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. If you hold your shares in “street name” through a broker, brokerage firm or other nominee, your broker, brokerage firm or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon.  If you do not give your broker, brokerage firm or nominee specific instructions regarding such matters, your proxy will be deemed a “broker non-vote.”

As noted above, the seven director nominees identified under Proposal No. 1 who receive the most “FOR” votes at the Annual Meeting will be elected to serve on our Board of Directors until our next annual meeting of stockholders, or until her or his successor is duly elected and qualified, thus votes marked “WITHHOLD” and broker non-votes will have no effect on the outcome of Proposal No. 1.

Under Nevada law and our Second Amended and Restated Bylaws, as amended (our Bylaws), Proposals No. 2, 3 and 4 will each be determined by the vote of the holders of a majority of the votes cast by those present at the Annual Meeting or by proxy (meaning the number of shares voted “FOR” a proposal must exceed the number of shares voted “AGAINST” such proposal). For these matters, abstentions and any broker non-votes cast will not be counted as votes in favor of such proposals and will also not be counted as shares voting on such matters. As such, abstentions and broker non-votes will have no effect on Proposals No. 2, 3 and 4.

Revocation of Proxies

You may revoke or change your proxy at any time before the Annual Meeting by filing, with our Corporate Secretary at our principal executive offices, located at 343 Allerton Avenue, South San Francisco, California 94080, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by virtually attending the Annual Meeting and voting in person.  Your attendance at the virtual Annual Meeting will not, by itself, revoke your proxy.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the Notice, as well as the preparation and posting on the Internet of this Proxy Statement and any additional solicitation materials furnished to the stockholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies may be supplemented by a solicitation, by telephone, email or other means, by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by the Internet, telephone, email and postal mail.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our current Bylaws provide that our Board of Directors (Board) shall consist of not less than one director, with the exact number to be determined from time to time by resolution of the Board of Directors or, in certain circumstances, by the vote or written consent of holders of a majority of our outstanding voting securities.

Each of our current directors is nominated for election at the virtual Annual Meeting to serve until our next annual meeting of stockholders, or until her or his successor is duly elected and qualified. Each nominee has confirmed that she or he is able and willing to continue serving as a director if elected. If any of the nominees becomes unable or unwilling to serve before the Annual Meeting, your proxy will be voted for the election of a substitute nominee recommended by the current Board, if any.

Our Board has nominated the following directors for election at our Annual Meeting:

Jon S. Saxe, J.D., LL.M. Chairman and Independent Director	Ann M. Cunningham, MBA Non-Independent Director

Joanne Curley, Ph.D. Independent Director	Margaret M. FitzPatrick, M.A. Independent Director

Jerry B. Gin, Ph.D., MBA Independent Director	Mary L. Rotunno, J.D. Independent Director

Shawn K. Singh, J.D. Chief Executive Officer and Director

Required Vote and Recommendation

Directors shall be elected by a plurality of the votes cast, whether present or represented by proxy, and entitled to vote at the Annual Meeting. The seven nominees receiving the highest number of “FOR” votes will be elected to serve on our Board of Directors until our next annual meeting of stockholders, or until her or his successor is duly elected and qualified. Withholding the authority to vote your shares with respect to one or more director nominees will have no effect on the election of those nominees. Broker non-votes are not considered votes cast and will also have no effect on the election of the nominees. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of the nominees.

The Board recommends that the stockholders vote “FOR” the election of Mr. Saxe, Ms. Cunningham, Dr. Curley, Ms. FitzPatrick, Dr. Gin, Ms. Rotunno and Mr. Singh.

BOARD OF DIRECTORS

Director Nominee Qualification and Experience

Our Board believes that our seven director nominees provide our Company with the combined skills, experience and personal qualities needed for an effective, engaged and well-functioning board of directors.

Director Nominee Diversity

Our seven directors come from diverse backgrounds, drawing on their substantial experience in the pharmaceutical industry, finance, law and business. We comply with California SB 826, which requires a minimum of three female directors for corporations with six or more directors, and California AB 979, which requires corporations with nine or more directors to have a minimum of three directors from underrepresented communities. We also comply with Nasdaq Listing Rule 5605(f), which requires Nasdaq-listed companies to have at least two diverse directors, including one self-identified woman and one individual who self-identifies as an underrepresented minority or as LGBTQ+.

The table below provides certain highlights of the composition of our Board members and nominees as of July 28, 2023 and August 16, 2022. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix (As of July 28, 2023)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	4	3	—	—
Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	1	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	1*

* Did not disclose with respect to LGBTQ+ background.

Board Diversity Matrix (As of August 16, 2022)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	4	3	—	—
Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	1	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	1*

* Did not disclose with respect to LGBTQ+ background.

Director Nominee Experience

The following is a brief description of our current directors, each of whom has been nominated by the Board to stand for re-election as a director at the Annual Meeting. The age indicated in each nominee’s biography is as of July 28, 2023, the date of this Proxy Statement. There are no arrangements or understandings by which any of the directors or nominees for director of the Company were selected, and there are no family relationships between any of the directors, nominees or executive officers.

Jon S. Saxe, J.D., LL.M. Chairman and Independent Director Age 87

Mr. Saxe has served as Chairman of our Board since 2000, first as Chairman of the Board of Directors of Vistastem, Inc., a California corporation (formerly Vistagen Therapeutics, Inc.) (Vistastem), then as Chairman of our Board after the merger by and between the Company and Vistastem on May 11, 2011, at which time Vistastem became a wholly owned subsidiary of the Company (the Merger). He also serves as the Chairman of our Audit Committee.  Mr. Saxe is the retired President and was a director of PDL BioPharma from 1989 to 2008. From 1989 to 1993, he was President, Chief Executive Officer and a director of Synergen, Inc. (acquired by Amgen). Mr. Saxe served as Vice President, Licensing & Corporate Development for Hoffmann-Roche from 1984 through 1989, and Head of Patent Law for Hoffmann-Roche from 1978 through 1989. Mr. Saxe currently is the lead director of Kyto Technology and Life Science, and also serves as a director of six additional private life science companies, Achelios, Arbor Vita Corporation, Aether, Inc., Arcuo Medical, LLC, Trellis Bioscience, Inc. and Epalex Corporation. Mr. Saxe has also served as a director of other biotechnology and pharmaceutical companies, including ID Biomedical (acquired by GlaxoSmithKline), Sciele Pharmaceuticals, Inc. (acquired by Shionogi), Amalyte (acquired by Kemin Industries), Cell Pathways (acquired by OSI Pharmaceuticals), Lumos Pharma, Inc. (merged with New Link Genetics) and other companies, both public and private. Mr. Saxe has a B.S.Ch.E. from Carnegie-Mellon University, a J.D. degree from George Washington University and an LL.M. degree from New York University.

We selected Mr. Saxe to serve as Chairman of our Board of Directors due to his numerous years of experience as a senior executive with major pharmaceutical and biotechnology companies, including Protein Design Labs, Inc., Synergen, Inc. and Hoffmann-Roche, Inc., as well as his extensive experience serving as a director of numerous private and public biotechnology and pharmaceutical companies, serving as Chairman, and Chair and member of audit, compensation and governance committees of both private and public companies.  Mr. Saxe provides us and our Board of Directors with highly valuable insight and perspective into the biotechnology and pharmaceutical industries, as well as the strategic opportunities and challenges that we face.

Ann M. Cunningham, MBA Non-Independent Director Age 55

Ms. Cunningham has served as a member of our Board since January 2019. From May 2021 to November 2022, Ms. Cunningham served as our Chief Commercial Officer. Currently, Ms. Cunningham is the Founder and Managing Partner of i3 Strategy Partners, a consulting firm founded in 2018 specializing in assisting companies in the pharmaceutical space. Prior to founding i3 Strategy Partners, Ms. Cunningham served as Vice President, Neurodegenerative Diseases and Psychiatry for Teva Pharmaceuticals Industries, Ltd. From 2015 to 2018, as Senior Marketing Director for Otsuka Pharmaceutical Companies from 2013 to 2015 and in several marketing-focused positions for Eli Lily and Company from 1999 to 2013, including serving as Global Marketing Senior Director from 2009 to 2013. Ms. Cunningham holds a B.A. degree in Psychology from Yale University and an MBA, with a focus on marketing management, from the University of Michigan.

We selected Ms. Cunningham to serve on our Board due to her substantial experience in healthcare marketing, particularly in the successful development, positioning and commercial launch of products to treat diseases of the central nervous system. Ms. Cunningham brings an insightful commercial perspective to us and to our Board that is critical as our pipeline products move from clinical development to commercialization.

Joanne Curley, Ph.D. Independent Director Age 55

Dr. Curley has served as a member of our Board of Directors since April 2021. Dr. Curley brings more than 25 years of experience in the development and commercialization of pharmaceutical products, including research and development governance. Dr. Curley currently serves as the Chief Development Officer at Vera Therapeutics, Inc., a position she has held since March 2020. Prior to joining Vera, from June 2005 to March 2020, Dr. Curley held various director-level positions with Gilead Sciences, Inc., during which time the anti-viral portfolio grew from four to seventeen commercial products. While at Gilead, Dr. Curley led Project and Portfolio Management with oversight of the development pipeline across four therapeutic areas and was responsible for research and development governance. Before Gilead, Dr. Curley worked as an aerosol formulation scientist and subsequently as a project leader at Nektar Therapeutics. Dr. Curley received a BSc in Physics and Chemistry from Trinity College, Ireland, a Ph.D. in Polymer Science and Engineering from the University of Massachusetts, Amherst and completed a post-doctorate at Massachusetts Institute of Technology and Harvard Medical School, focused on long-acting biodegradable formulations.

We selected Dr. Curley to serve on our Board due to her extensive experience in early product development, regulatory approval and commercialization of pharmaceutical products, giving her a unique perspective of the life cycle of drug development.

Margaret M. FitzPatrick, M.A. Independent Director Age 57

Ms. FitzPatrick has served on our Board of Directors since July 2021. Ms. FitzPatrick is the Founder and Managing Director of FitzPatrick & Co. LLC, a communications and marketing advisory firm founded in July 2020. Prior to the founding of FitzPatrick & Co. LLC, Ms. FitzPatrick served as Senior Vice President, Corporate Affairs, Philanthropy and Customer Engagement at Exelon Corporation (NASDAQ: EXC), a diversified clean energy company, from 2016 to 2020, as Global Chief Communications Officer and led public affairs at Johnson & Johnson, the world’s largest and most broadly-based healthcare company, from 2013 to 2016, and as Global Chief Communication Officer and President of the Foundation at CIGNA. Ms. FitzPatrick also served as Executive Vice President at APCO Worldwide, a global public affairs and strategic communications consultancy, where she counseled executives on major global reputation efforts for notable industry leaders. Ms. FitzPatrick currently serves on the board of directors of AN2 Therapeutics, Inc. (NASDAQ: ANTX), Ms. FitzPatrick holds a B.A. in English and Policy Studies from Syracuse University, and an M.A. in Public Policy from The George Washington University. In 2018, she completed the Harvard Business School program for corporate directors. She is a National Association of Corporate Directors (NACD) Certified Director and a member of NACD's Board Advisory Services.

We selected Ms. FitzPatrick to serve on the Board due to her extensive experience developing and executing multiple high impact customer-focused marketing communications initiatives for some of the world’s largest and most successful companies. The Board believes Ms. FitzPatrick’s expertise in positioning companies and products through public relations, marketing and digital media campaigns provides valuable contributions as the Company continues to advance development of it drug candidates.

Jerry B. Gin, Ph.D., MBA Independent Director Age 80

Dr. Gin has served on our Board of Directors since March 2016. Dr. Gin is currently the co-founder and CEO of Nuvora, Inc., a private company founded in 2006 with a drug delivery platform for the sustained release of ingredients through the mouth for such indications as dry mouth, biofilm reduction and sore throat/cough relief. Dr. Gin is also co-founder and Chairman of Livionex, a private platform technology company founded in 2009 and focused on oral care, ophthalmology and wound care. Previously, Dr. Gin co-founded Oculex Pharmaceuticals in 1993, which developed technology for controlled release delivery of drugs to the interior of the eye, specifically to treat macular edema, and served as President and CEO until it was acquired by Allergan in 2003. Prior to forming Oculex, Dr. Gin co-founded and took public ChemTrak, which developed a home cholesterol test commonly available in drug stores today. Prior to ChemTrak, Dr. Gin was Director of New Business Development and Strategic Planning for Syva, the diagnostic arm of Syntex Pharmaceuticals, Director for Pharmaceutical and Diagnostic businesses for Dow Chemical, and Director of BioScience Labs (now Quest Laboratories), the clinical laboratories of Dow Chemical.  Dr. Gin received his Bachelor’s degree in Chemistry from the University of Arizona, his Ph.D. in Biochemistry from the University of California, Berkeley, his MBA from Loyola College, and conducted his post-doctoral research at the National Institutes of Health.

We selected Dr. Gin to serve on our Board due to his extensive experience in the healthcare industry, focusing his substantial business and scientific expertise on founding and developing numerous biopharmaceutical, diagnostic and biotechnology companies and propelling them to their next platforms of growth and value.

Mary L. Rotunno, J.D. Independent Director Age 63

Ms. Rotunno has served as a member of our Board since July 2021. Ms. Rotunno has served as General Counsel of El Camino Health, a health care system, since January 2014, and has served as a Member of the Executive Leadership Team at El Camino Health since August 2015. Ms. Rotunno is also Board Chair and a member of Audit, Executive/Governance and Nominations Committees for health care provider, Momentum for Health, located in San Jose, California.  Before joining El Camino Health, Ms. Rotunno spent over 11 years as Senior Counsel and Client Service Leader for Common Spirit Health, formerly Dignity Health, in California’s San Francisco Bay Area. Prior to Dignity Health, she held various legal roles at Varian Medical Systems, Manatt, Phelps & Phillips, Golden Living, and Pillsbury Winthrop Shaw Pitman. Ms. Rotunno graduated with honors from the University of Illinois with a Bachelor of Science in Nursing. She worked as a registered nurse before earning her Juris Doctor degree, cum laude, from the University of California, Hastings College of Law, San Francisco.  Ms. Rotunno is a member of the State Bar of California. In addition, she obtained certification by the Women’s Corporate Board Readiness Program at Santa Clara University and completed the Hastings Leadership Academy for Women and Dignity Health Ministry Leadership Program.

We selected Ms. Rotunno to serve on our Board due to her extensive experience as an advocate for both patients and healthcare providers and her insights into strategies for value-based care and an understanding of the life cycle of the mental healthcare experience. Ms. Rotunno also brings insights on complex governance, regulatory and compliance requirements to complement her strategic vision and skills for scenario planning and enterprise risk management.

Shawn K. Singh, J.D. Chief Executive Officer and Director Age 60

Mr. Singh has served as our Chief Executive Officer since August 2009, first as the Chief Executive Officer of Vistastem,Inc., a California Corporation (Vistastem), then as Chief Executive Officer of the Company. Mr. Singh first joined the Board of Directors of Vistastem in 2000 and served on the Vistastem management team (part-time) from late-2003, following Vistastem’s acquisition of Artemis Neuroscience, of which he was President, to August 2009. In connection with the Merger, Mr. Singh was appointed as a member of our Board in 2011. Mr. Singh has over 30 years of experience working with biotechnology, medical device and pharmaceutical companies, both private and public. From 2001 to August 2009, Mr. Singh served as Managing Principal of Cato BioVentures, a life science venture capital firm, and as Chief Business Officer and General Counsel of Cato Research Ltd (now Allucent), a contract research organization (CRO) previously affiliated with Cato BioVentures. Mr. Singh served as President (part-time) of Echo Therapeutics, a medical device company, from 2007 to 2009, and as a member of its Board of Directors from 2007 to 2011. He also served as Chief Executive Officer (part-time) of Hemodynamic Therapeutics, a private biopharmaceutical company previously affiliated with Cato BioVentures, from 2004 to 2009. From 2000 to 2001, Mr. Singh served as Managing Director of Start-Up Law, a management consulting firm serving biotechnology companies. Mr. Singh also served as Chief Business Officer of SciClone Pharmaceuticals (formerly NASDAQ: SCLN), a specialty pharmaceutical company with a substantial commercial business in Greater China, from 1993 to 2000, and as a corporate finance associate of Morrison & Foerster LLP, an international law firm, from 1991 to 1993. Mr. Singh earned a B.A. degree, with honors, from the University of California, Berkeley, and a Juris Doctor degree from the University of Maryland School of Law. Mr. Singh is a member of the State Bar of California.

We selected Mr. Singh to serve on our Board due to his substantial practical experience and expertise in senior leadership roles with multiple private and public biotechnology, pharmaceutical and medical device companies, and his extensive experience in corporate finance, venture capital, corporate governance, drug development, intellectual property, regulatory affairs and strategic collaborations.

Director Compensation

Effective April 1, 2021, our Board adopted a director compensation policy for the non-executive members of our Board. Unless otherwise noted, all share references and related information, including stock option exercise prices, have been revised to give effect to the 1-for-30 reverse stock split of our issued and outstanding common stock effected on June 6, 2023.

	Schedule of Director Fees, effective April 1, 2021
Description	Cash(1)($)	Equity(2)
Director Annual Retainer	$50,000	Non-executive members of our Board will be entitled to the following equity awards: (i) a one-time grant of stock options upon appointment to the Board in an amount to be determined at the sole discretion of the Compensation Committee, and (ii) an annual grant of stock options or restricted stock to be determined at the sole discretion of the Compensation Committee.
Audit Committee
Chair	$15,000
Member	$10,000
Compensation Committee
Chair	$10,000
Member	$5,000
Corporate Governance and Nominating Committee
Chair	$10,000
Member	$5,000

(1)	Cash fees payable in quarterly installments.

(2)

All awards issued pursuant to the Director Compensation Plan will be issued pursuant to the 2019 Plan (defined below) or a successor plan, if any. Each award issued under the Director Compensation Plan will vest in equal monthly installments over a 12-month period beginning on the date of issuance.

We paid our non-executive directors cash compensation consistent with the policy noted above during our fiscal year ended March 31, 2023.

The following table sets forth a summary of the compensation earned by our non-executive directors in our fiscal year ended March 31, 2023.

Name	Fees Paid in Cash(1)	Option Awards(2)	Other Compensation	Total
Jon S. Saxe(3)	$70,000	$-	$-	$70,000
Joanne Curley(4)	$55,000	$-	$-	$55,000
Ann M. Cunningham(5)	$22,717	$-	$120,000	$142,717
Margaret M. FitzPatrick(6)	$58,424	$-	$165,000	$223,424
Jerry B. Gin(7)	$70,000	$-	$-	$70,000
Mary L. Rotunno(8)	$70,000	$-	$-	$70,000

(1)

The amounts shown represent fees earned for service on our Board, and Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee during the year ended March 31, 2023 (Fiscal 2023), which amounts were paid in full during Fiscal 2023.

(2)	We did not grant any options to our non-executive directors during Fiscal 2023.

(3)

Mr. Saxe served as the Chairman of our Board, the Chairman of our Audit Committee and a member of our Compensation Committee throughout Fiscal 2023.  At March 31, 2023, Mr. Saxe held (i) 1,858 shares of our common stock and (ii) options to purchase 22,837 registered shares of our common stock, all of which options were exercisable.

(4)

Dr. Curley was appointed to our Board in April 2021 and has also served as a member of our Corporate Governance and Nominating Committee since her appointment. At March 31, 2023, Dr. Curley held options to purchase 5,834 registered shares of our common stock, all of which were exercisable.

(5)

Ms. Cunningham served as a member of our Board and as a member of our Corporate Governance and Nominating Committee from January 2019 through April 30, 2021. On May 1, 2021, Ms. Cunningham joined the Company as its Chief Commercial Officer (CCO) and served in such capacity through November 11, 2022. During the period in which she served as CCO, her membership on the Corporate Governance and Nominating Committee terminated as she was no longer considered an independent director under the standards established by the SEC and the rules of The Nasdaq Stock Market, and her membership on the Board continued as a non-independent member. Following her departure as CCO of the Company, Ms. Cunningham continues to be considered a non-independent director and on November 21, 2022, she was reappointed as a member of the Corporate Governance and Nominating Committee. Following Ms. Cunningham’s resignation as CCO, i3 Strategy Partners, a consulting firm for which Ms. Cunningham is the Managing Partner, began providing certain advisory services to us pursuant to a consulting agreement. The initial term of the consulting agreement will end on March 31, 2024, and, pursuant to the agreement, i3 Strategy Partners received a fee of $120,000 for the period from the effective date of the agreement through March 31, 2023 and will receive $10,000 per month thereafter through the end of the consulting agreement’s initial term.  At March 31, 2023, Ms. Cunningham held options to purchase 25,004 registered shares of our common stock, of which 17,722 shares were exercisable.

(6)

Ms. FitzPatrick was appointed to our Board in July 2021 and has also served as a member of our Corporate Governance and Nominating Committee since her appointment. On November 21, 2022, Ms. FitzPatrick was also appointed as a member of the Compensation Committee. During the fourth quarter of Fiscal 2022, we entered into a consulting agreement with FitzPatrick & Co LLC, a consulting firm for which Ms. FitzPatrick is the Managing Director, to provide corporate development and public relations advisory services. The agreement continued throughout Fiscal 2023, during which we incurred fees aggregating $165,000. The agreement, currently requiring monthly payments of $10,000, expired in June 2023 and has subsequently been extended through December 2023. At March 31, 2023, Ms. FitzPatrick held options to purchase 5,834 registered shares of our common stock, all of which were exercisable.

(7)

Dr. Gin has served as a member of our Board and as a member of our Audit Committee since his appointment to the Board in 2016. Beginning in July 2021, he was also appointed as the chairperson of our Compensation Committee. At March 31, 2023, Mr. Gin held: (i) 13,334 shares of our common stock, and (ii) options to purchase 23,671 registered shares of our common stock, all of which were exercisable.

(8)

Ms. Rotunno was appointed to our Board in July 2021 and, since her appointment to the Board, serves as a member of our Audit Committee and as chairperson of the Corporate Governance and Nominating Committee. At March 31, 2023, Ms. Rotunno held options to purchase 5,834 registered shares of our common stock, all of which were exercisable.

Board Attendance at Board of Directors, Committee and Stockholder Meetings

Our Board met eight times and acted by unanimous written consent four times during our fiscal year ended March 31, 2023. Our Audit Committee met virtually four times and acted once by unanimous written consent. Our Compensation Committee acted by unanimous written consent 15 times with respect to executive compensation matters and grants of equity securities, including grants to new employees. Our Corporate Governance and Nominating Committee met three times. Each director serving during our fiscal year ended March 31, 2023 attended all of the meetings of the Board and the committees of the Board upon which such director served that were held during the fiscal year.

We do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders, but directors are encouraged to attend. We held our 2022 Annual Meeting in a virtual meeting format, for which six of our seven directors were in attendance.

Board Composition

Our Bylaws provide that the authorized number of directors of the Company shall be not less than one, with the exact number to be determined from time to time by resolution of the Board or, in certain circumstances, by the vote or written consent of holders of a majority of the Company’s outstanding voting securities. Our Board currently consists of seven members. All actions of the Board require the approval of a majority of the directors in attendance at a meeting at which a quorum is present.

Director Independence

Our securities are currently listed on The Nasdaq Capital Market, which requires that a majority of our directors be independent. Accordingly, we evaluate director independence under the standards established by the SEC and the rules of The Nasdaq Stock Market.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three fiscal years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is a controlling shareholder or an executive officer of any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceeds 5% of the recipients gross revenues for that year, or $200,000, whichever is greater; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning her or his background, employment and affiliations, including family relationships, our Board has determined that Mr. Saxe, Dr. Curley, Ms. FitzPatrick, Dr. Gin and Ms. Rotunno are each “independent” as that term is defined by the rules of The Nasdaq Stock Market. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that our Board deemed relevant.

Board Committees and Charters

Our Board has established an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Independent directors currently serving on each committee are as follows:

	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Jon S. Saxe, J.D., LL.M.	Chair	Member
Joanne Curley, Ph.D.			Member
Ann Cunningham, MBA			Member
Margaret M. FitzPatrick, M.A.		Member	Member
Jerry B. Gin, Ph.D.	Member	Chair
Mary L. Rotunno, J.D.	Member		Chair

Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

During our fiscal year ended March 31, 2023, the Audit Committee of our Board consisted of Mr. Saxe, who serves as the committee chairperson, Dr. Gin and Ms. Rotunno. Mr. Saxe is our Audit Committee financial expert, as that term is defined under SEC rules implementing Section 407 of the Sarbanes Oxley Act of 2002, and possesses the requisite financial sophistication, as defined under applicable rules. The Audit Committee operates under a written charter. Our Audit Committee charter is available on our website at www.vistagen.com. Under its charter, our Audit Committee is primarily responsible for, among other things, the following:

●	overseeing our accounting and financial reporting process;

●	selecting, retaining and replacing our independent auditors and evaluating their qualifications, independence and performance;

●	reviewing and approving scope of the annual audit and audit fees;

●	monitoring rotation of partners of independent auditors on engagement team as required by law;

●	discussing with management and independent auditors the results of annual audit and review of quarterly financial statements;

●	reviewing adequacy and effectiveness of internal control policies and procedures;

●	approving retention of independent auditors to perform any proposed permissible non-audit services;

●	overseeing internal audit functions and annually reviewing Audit Committee charter and committee performance; and

●	preparing the Audit Committee report that the SEC requires in our annual proxy statement.

Compensation Committee

During our fiscal year ended March 31, 2023, the Compensation Committee of our Board was composed of Dr. Gin, who served as the committee chairperson and Mr. Saxe. Additionally, Ms. FitzPatrick was appointed to the Compensation Committee on November 21, 2022. Our Compensation Committee charter is available on our website at www.vistagen.com. Under its charter, the Compensation Committee is primarily responsible for, among other things, the following:

●

reviewing and approving our compensation programs and arrangements applicable to our executive officers (as defined in Rule I 6a-I (f) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), including all employment-related agreements or arrangements under which compensatory benefits are awarded or paid to, or earned or received by, our executive officers, including, without limitation, employment, severance, change of control and similar agreements or arrangements;

●	determining the objectives of our executive officer compensation programs;

●	ensuring corporate performance measures and goals regarding executive officer compensation are set and determining the extent to which they are achieved, and any related compensation earned;

●

establishing goals and objectives relevant to Chief Executive Officer compensation, evaluating Chief Executive Officer performance in light of such goals and objectives, and determining Chief Executive Officer compensation based on the evaluation;

●

endeavoring to ensure that our executive compensation programs are effective in attracting and retaining key employees and reinforcing business strategies and objectives for enhancing stockholder value, monitoring the administration of incentive-compensation plans and equity-based incentive plans as in effect and as adopted from time to time by the Board;

●	reviewing and approving any new equity compensation plan or any material change to an existing plan; and

●

reviewing and approving any stock option award or any other type of award as may be required for complying with any tax, securities, or other regulatory requirement, or otherwise determined to be appropriate or desirable by the Compensation Committee or Board.

Corporate Governance and Nominating Committee

During our fiscal year ended March 31, 2023, the Corporate Governance and Nominating Committee of our Board was composed of Ms. Rotunno, who served as the Corporate Governance and Nominating Committee chairperson, Dr. Curley, Ms. FitzPatrick and Ms. Cunningham, who began serving as a member the Committee on November 21, 2022. Our Corporate Governance and Nominating Committee charter is available on our website at www.vistagen.com. Under its charter, the Corporate Governance and Nominating Committee is primarily responsible for, among other things, the following:

●	monitoring the size and composition of the Board;

●	making recommendations to the Board with respect to the nominations or elections of our directors;

●	reviewing the adequacy of our corporate governance policies and procedures and our Code of Business Conduct and Ethics, and recommending any proposed changes to the Board for approval; and

●

considering any requests for waivers from our Code of Business Conduct and Ethics and ensure that we disclose such waivers as may be required by the exchange on which we are listed, if any, and rules and regulations of the SEC.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our Board currently consists of Dr. Gin, Ms. FitzPatrick and Mr. Saxe, each of whom is an independent, non-employee director. None of the members of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Board Leadership Structure

The Board currently separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. Our Chief Executive Officer, who is also a member of our Board, is responsible for setting the strategic direction of the Company and the day-to-day leadership and operation of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for the Board meetings and presides over meetings of the Board. Although these roles are currently separate, the Board believes it should be able to freely select the Chairman of the Board based on criteria that it deems to be in the best interest of the Company and its stockholders, and therefore one person may, in the future, serve as both the Chief Executive Officer and Chairman of the Board.

Board Role in Risk Assessment

Management, in consultation with outside professionals, as applicable, identifies risks associated with the Company’s operations, strategies and financial statements. Risk assessment is also performed through periodic reports received by the Audit Committee from management, counsel and the Company’s independent registered public accountants relating to risk assessment and management. Audit Committee members meet privately in executive sessions with representatives of the Company’s independent registered public accountants. The Board also provides risk oversight through its periodic reviews of the financial and operational performance of the Company.

Environmental, Social and Governance

We believe corporate responsibility is fundamental to our mission and we are committed to holding ourselves to high ethical standards. Beyond our quest to develop innovative therapeutic solutions that combat anxiety, depression and other central nervous system (CNS) disorders affecting many lives and to improve healthcare outcomes, we strive to have a positive impact on our employees, our local communities, our stockholders, the health care ecosystem and society as a whole.

Governance and Leadership

As a clinical-stage pharmaceutical company that is passionate about transforming mental health care and treatment of multiple CNS disorders affecting a broad diversity of individuals worldwide, we believe creating an environment that allows our team to collectively thrive and achieve its full potential begins with our Board, which consists of directors with diverse and dynamic backgrounds in pharmaceutical development, commercialization, and corporate governance. Applying The Nasdaq Stock Market’s continued listing standards for director independence, five of our seven directors are independent. At the management level, we have built a team of highly experienced professionals that we believe provide us with a diverse and inclusive culture, while also providing the know-how necessary to allow us to achieve our short- and long-term goals. Among these goals is to develop a formal environmental, social and governance (ESG) strategic roadmap and framework that will guide our operations, so as to ensure that we are operating in a manner that is consistent with our mission of transforming mental health care – One Mind at a Time.

Core Values and Ethics

We are committed to driving improvement and innovation in the care of patients suffering from anxiety, depression and other CNS disorders. In this pursuit, our core values of integrity, compassion, teamwork, and excellence while on our journey to change the way we approach mental health care guide our internal processes and define our mission to radically improve mental health and well-being worldwide. In addition, all of our directors, officers and employees are responsible for upholding these values as set forth in our Code of Business Conduct and Ethics, which forms the foundation of our policies and practices. Our Code of Business Conduct and Ethics is available on our website at www.vistagen.com.

Environmental Commitment

We are committed to protecting the environment and attempt to mitigate any negative environmental impact of our operations. We strive to address the environmental impacts of the building in which we operate and minimize waste by reducing our use of paper by operating primarily in a digital environment. We have safety protocols in place for handling biohazardous waste in our labs, and we use third-party vendors for biohazardous waste and chemical disposal.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to our employees, officers and directors. Our Code of Business Conduct and Ethics is available on our website at www.vistagen.com.  We intend to disclose any future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of these provisions, on our website or in filings with the SEC under the Exchange Act.

Policy on Equity Ownership

We do not have a policy on equity ownership at this time. However, as illustrated in the “Security Ownership of Management and Certain Beneficial Owners” table on page 34, each of our NEOs and directors are beneficial owners of our securities.

Compensation Recovery and Clawback Policies

Under the Sarbanes-Oxley Act of 2002, in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our Chief Executive Officer and Chief Financial Officer (if any). The SEC also recently adopted rules which direct national stock exchanges to require listed companies to implement policies intended to recoup bonuses paid to executives if the company is found to have misstated its financial results. We plan to implement a clawback policy in the future, once required, although we have not yet implemented such policy.

Insider Trading/Anti-Hedging Policies

All employees, officers and directors of, and consultants and contractors to, us or any of our subsidiaries are subject to our Insider Trading Policy. The policy prohibits the unauthorized disclosure of any non-public information acquired in the workplace, the misuse of material non-public information in securities trading. The policy also includes specific anti-hedging provisions.

To ensure compliance with the policy and applicable federal and state securities laws, all individuals subject to the policy must refrain from the purchase or sale of our securities except in designated trading windows or pursuant to preapproved 10b5-1 trading plans. The anti-hedging provisions prohibit all employees, officers and directors from engaging in “short sales” of our securities.

Stockholder Communications

If you wish to communicate with the Board, you may send your communication in writing to:

Vistagen Therapeutics, Inc.

343 Allerton Avenue

South San Francisco, California 94080

Attn: Corporate Secretary

You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The Corporate Secretary will review any communication received from a stockholder, and all material and appropriate communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

PROPOSAL NO. 2

NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

General

We are providing our stockholders with the opportunity to approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules. This Say-on-Pay proposal is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), which added Section 14A to the Exchange Act.

Our executive compensation program is designed to attract key employees and to retain, motivate and reward our executive officers for their performance and contribution to our long-term success. Under these programs, our executive officers are rewarded for the achievement of corporate and individual performance objectives, and our executive officers’ incentives are aligned with stockholder value creation. These goals may include the achievement of specific financial or business development goals. Also, when possible and appropriate taking into account the Company’s financial condition and other related facts and circumstances, the Compensation Committee seeks to set performance goals that reach across all business areas and include achievements in finance/business development and corporate development.

The “Executive Compensation” section beginning on page 20 below describes our executive compensation programs and the decisions made by our Board’s Compensation Committee with respect to the fiscal years ended March 31, 2023 and 2022. Although we have no formal policy for a specific allocation between current and long-term compensation, or cash and non-cash compensation, when possible and appropriate considering the Company’s operations, financial condition and other related facts and circumstances, we seek to implement a pay mix for our officers with a relatively equal balance of both, providing a competitive salary with a significant portion of compensation awarded on both corporate and personal performance.

As an advisory vote, the outcome of this proposal is not binding. The outcome of this Say-on-Pay proposal does not overrule any prior or future decision by the Company or the Board, including decisions made by the Compensation Committee, create or imply any change to the fiduciary duties of the Company or the Board, or create or imply any additional fiduciary duties for the Company or the Board. However, the Compensation Committee values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING ADVISORY RESOLUTION:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders of Vistagen Therapeutics, Inc., pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.

Vote Required and Recommendation

On this advisory, non-binding matter, the affirmative vote of at least a majority of the votes cast, whether in person or by proxy, at the Annual Meeting is required to approve this Proposal No. 2 (meaning the number of shares voted “FOR” this proposal must exceed the number of shares voted “AGAINST” this proposal). Abstentions and broker non-votes will have no effect on this Proposal No. 2 as they are not considered votes cast for the foregoing purposes.

The Board recommends that stockholders vote “FOR” the non-binding advisory resolution above, approving of the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement.

EXECUTIVE COMPENSATION

Executive Officers

The Company’s executive officers are appointed by the Board and serve at the discretion of the Board, subject to the terms of any employment agreements they may have with the Company. The following is a brief description of the present and past business experience of each of the Company’s current executive officers.

Name	Age	Position
Shawn K. Singh, J.D.	60	Chief Executive Officer and Director
Jerrold D. Dotson, CPA	70	Vice President and Chief Financial Officer
Reid G. Adler, J.D.	69	Chief Corporate Development Officer and General Counsel

Shawn K. Singh, J.D. Please see Mr. Singh’s biography on page 7 of this Proxy Statement, under the section titled “Directors.”

Jerrold D. Dotson, CPA has served as our Chief Financial Officer since September 2011, as our Corporate Secretary from October 2013 through October 2022 and as a Vice President since February 2014. Mr. Dotson served as Corporate Controller for Discovery Foods Company, a privately held Asian frozen foods company from January 2009 to September 2011.  From February 2007 through September 2008, Mr. Dotson served as Vice President, Finance and Administration (principal financial and accounting officer) for Calypte Biomedical Corporation (OTCBB: CBMC), a publicly held biotechnology company.  Mr. Dotson served as Calypte’s Corporate Secretary from 2001 through September 2008.  He also served as Calypte’s Director of Finance from January 2000 through July 2005 and was a financial consultant to Calypte from August 2005 through January 2007.  Prior to joining Calypte, from 1988 through 1999, Mr. Dotson worked in various financial management positions, including Chief Financial Officer, for California & Hawaiian Sugar Company, a privately held company.  Mr. Dotson is licensed as a CPA in California and received his B.S. degree in Business Administration with a concentration in accounting from Abilene Christian College. In July 2023, Mr. Dotson announced his intention to retire from the Company during August 2023.

Reid G. Adler, J.D. was appointed as our Chief Corporate Development Officer and General Counsel on May 2, 2022. Prior to joining the Company, Mr. Adler was in private law practice from 2011 to 2022, during which time he founded Capital Technology Law Group in 2019 and served as co-managing partner. While in private practice, Mr. Adler represented the Company with respect to certain technology transactions and intellectual property matters. In addition to his duties with Capital Technology Law Group, Mr. Adler founded Innovation Matters in 2009, a provider of strategic business courses and training resources for innovative management practices and served as Principal of Innovation Matters from 2009 to 2022. Mr. Adler’s career also includes experience as a partner of two international law firms, Morrison & Foerster and Morgan Lewis, as well as general counsel to the pioneering J. Craig Venter Institute for genomics. In addition, Mr. Adler was the founding director of the National Institutes of Health, Office of Technology Transfer, where he recruited a team of over 40 people involved in the translation of research projects into health care products. Mr. Adler holds a B.S. degree in Chemistry from the University of Maryland and a J.D. from George Washington University.

Our Compensation Objectives

Our compensation practices are designed to attract key employees and to retain, motivate and reward our executive officers for their performance and contribution to our long-term success. Our Board, through the Compensation Committee, seeks to compensate our executive officers by combining short and long-term cash and equity incentives. It also seeks to reward the achievement of corporate and individual performance objectives, and to align executive officers’ incentives with stockholder value creation. When possible, the Compensation Committee seeks to tie individual goals to the area of the executive officer’s primary responsibility. These goals may include the achievement of specific financial or business development goals. Also, when possible and appropriate taking into account the Company’s financial condition and other related facts and circumstances, the Compensation Committee seeks to set performance goals that reach across all business areas.

The Compensation Committee makes decisions regarding salaries, annual bonuses, if any, and equity incentive compensation, if any, for our executive officers, approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and our other executive officers. The Compensation Committee solicits input from our Chief Executive Officer regarding the performance of our other executive officers. Finally, the Compensation Committee also administers our incentive compensation and benefit plans.

Although we have no formal policy for a specific allocation between current and long-term compensation, or cash and non-cash compensation, when possible and appropriate taking into account the Company’s financial condition and other related facts and circumstances, we seek to implement a pay mix for our officers with a relatively equal balance of both, providing a competitive salary with a significant portion of compensation awarded on both corporate and personal performance.

Compensation Components

As a general rule, and when possible and appropriate taking into account the Company’s financial condition and other related facts and circumstances, our compensation consists primarily of three elements: base salary, annual bonus and long-term equity incentives. We describe each element of compensation in more detail below.

Base Salary

Base salaries for our executive officers are established based on the scope of their responsibilities and their prior relevant experience, taking into account competitive market compensation paid by other companies in our industry for similar positions and the overall market demand for such executives, both initially at the time of hire and thereafter, to ensure that we retain our executive management team. An executive officer’s base salary is also determined by reviewing the executive officer’s other compensation to ensure that the executive officer’s total compensation is in line with our overall compensation philosophy.

Base salaries are reviewed periodically as deemed necessary by the Compensation Committee and increased for merit reasons, based on the executive officers’ success in meeting or exceeding individual objectives. Additionally, we may adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive officer’s role or responsibilities.

Annual Bonus

The Compensation Committee assesses both (i) the level of the executive officer’s achievement of meeting individual goals, as well as that executive officer’s contribution towards our corporate-wide goals, and (ii) overall corporate performance for the applicable year and the current state of the Company’s operations when considering annual cash bonus payments. Should the Compensation Committee approve of cash bonus payments, the amount of the cash bonus depends on the level of achievement of corporate and individual performance goals, with a target bonus generally set as a percentage of base salary and based on the achievement of pre-determined milestones.  For Fiscal 2023, the key factor driving executive compensation decisions was preservation of the Company’s cash position to ensure optimal use of the Company’s available capital for the Company’s drug development programs following the precipitous decrease in the Company’s stock price and market value following the announcement of topline results of PALISADE-1, the Company’s single-dose administration Phase 3 clinical trial of fasedienol for SAD, which study was conducted during, and believed to have been affected by, the acute stages of the COVID-19 pandemic. As a result, to preserve capital, none of our NEOs received a bonus in Fiscal 2023.

Long-Term Equity Incentives

The Compensation Committee believes that to attract and retain management, employees and independent directors, the compensation paid to these persons should include non-cash equity-based compensation, in addition to base salary and potential annual cash incentives, that is competitive with peer companies. The Compensation Committee determines the amount and terms of non-cash equity-based compensation granted under our stock option plans or pursuant to other awards made to our executives, employees and independent directors. Any long-term equity compensation granted to our management, employees and independent directors does not represent cash payments made to such individuals, and there is no guarantee that any recipients of awards granted as long-term equity compensation will realize any cash value as a result of the awards.

For the reasons described above, the Compensation Committee did not grant stock options or other equity securities to management or independent directors in Fiscal 2023, other than an option award granted to Mr. Adler upon his employment and appointment as Corporate Development Officer and General Counsel in May 2022. In the year ended March 31, 2022 (Fiscal 2022), the Compensation Committee granted stock options to management, employees and independent directors as a part of each individual's long-term compensation. Options granted to employees in Fiscal 2023 and to management, employees and independent directors in Fiscal 2022 have a term of ten years, and an exercise price that was at or above the market price of our common stock on the grant date, which the Compensation Committee believes align the long-term interests of our management, employees and independent directors with those of our stockholders.

2023 Summary Compensation Table

The following table shows information regarding the compensation of our NEOs for services performed in Fiscal 2023 and Fiscal 2022. Unless otherwise noted, all share references and related information, including stock option exercise prices, have been revised to give effect to the 1-for-30 reverse stock split of our issued and outstanding common stock effected on June 6, 2023.

	Fiscal	Salary	Bonus(1)	Option Awards (2)(6)(7)	All Other Compensation(8)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)

Shawn K. Singh, J.D.(3)	2023	600,000	-	-	-	600,000
Chief Executive Officer	2022	562,500	350,000	269,960	-	1,182,460

Jerrold D. Dotson, CPA(4)	2023	434,375	-	-	-	434,375
Chief Financial Officer	2022	402,500	175,000	134,613	-	712,113

Reid G. Adler, J.D.(5)	2023	371,875	-	180,568	-	552,443
Chief Corporate Development Officer and General Counsel	2022	-	-	-	-	-

(1)

Amounts reported in the Bonus column for Fiscal 2022 reflect bonuses awarded by the Compensation Committee that were earned during calendar year 2021 by each NEO for the attainment of performance-based objectives during that period and paid in February 2022. At the recommendation of our management team, the Compensation Committee did not award any bonuses and none were paid or accrued during Fiscal 2023.

(2)

The amounts in the Option Awards column represent the aggregate grant date fair value of options to purchase shares of our common stock awarded to the NEOs during the fiscal year presented, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (ASC 718). The amounts in this column do not represent any cash payments actually received by the NEOs with respect to any of such options to purchase shares of our common stock awarded to them during the periods presented. None of the NEOs have exercised any of such options to purchase common stock granted during Fiscal 2023 or Fiscal 2022, and there can be no assurance that any of them will ever realize any of the ASC 718 grant date fair value amounts presented in the Option Awards column.

(3)

Mr. Singh became Chief Executive Officer of VistaGen Therapeutics, Inc. (a California corporation) (now Vistastem) on August 20, 2009 and our Chief Executive Officer in May 2011. Pursuant to his January 2010 employment agreement, as amended in June 2016, Mr. Singh’s annual base cash salary was contractually set at $395,000. The Compensation Committee has since adjusted Mr. Singh’s base annual salary to $550,000 effective in January 2021 and to $600,000 effective in January 2022. Pursuant to his employment agreement, Mr. Singh is eligible to receive an annual cash incentive bonus of up to fifty percent (50%) of his base cash salary.

(4)

Mr. Dotson has served as our Chief Financial Officer since September 2011. During Fiscal 2022, Mr. Dotson’s annual base cash salary was $395,000 through December 31, 2021. The Compensation Committee adjusted Mr. Dotson’s base annual salary to $425,000 effective in January 2022 and to $450,000 effective in November 2022.

(5)

Mr. Adler was appointed as the Company’s Chief Corporate Development Officer and General Counsel in May 2022; accordingly, no employee compensation or stock option grants are reported for him for Fiscal 2022. Upon his employment with the Company, Mr. Adler’s annual base cash salary was set at $375,000 and was adjusted to $450,000 effective in November 2022.

Prior to the appointment of Mr. Adler as Chief Corporate Development Officer and General Counsel, we engaged Capital Technology Law Group, of which Mr. Adler was a partner, to provide various legal services and advice. From April 1, 2022 until Mr. Adler’s appointment on May 2, 2022, the Company paid to Capital Technology Law Group fees of $18,000. Please see the section titled “Certain Relationships and Related Transactions” on page 37 below.

(6)

Mr. Adler received a grant of options to purchase 6,667 registered shares of our common stock upon his employment with the Company in May 2022. The compensation amount in the table below does not represent a cash payment actually received by Mr. Adler with respect to such option to purchase shares of our common stock awarded to him during Fiscal 2023. Rather, the table below provides information regarding the option awards we granted to Mr. Adler during Fiscal 2023 and the assumptions used in the Black Scholes Option Pricing Model to determine the grant date fair value of his award.

Option Award Compensation	Option Grant
Fiscal Year Ended March 31, 2023	5/2/2022

Mr. Adler	$180,568

Option Award Assumptions –	Option Grant
Fiscal Year Ended March 31, 2023	5/2/2022

Market price per share	$38.40
Exercise price per share	$38.40
Risk-free interest rate	3.00%
Volatility	80.07%
Expected term (years)	6.08
Dividend rate	0.0%

Fair value per share	$27.09
Aggregate shares	6,667

(7)

The compensation amounts in the table below do not represent any cash payments actually received by either Mr. Singh or Mr. Dotson with respect to any of such options to purchase shares of our common stock awarded to them during the period presented. Rather, the table below provides information regarding the option awards we granted to the Mr. Singh and Mr. Dotson during Fiscal 2022 and the assumptions used in the Black Scholes Option Pricing Model to determine the grant date fair values of the respective awards.

Option Award Compensation	Option Grant
Fiscal Year Ended March 31, 2022	3/1/2022

Mr. Singh	$269,960
Mr. Dotson	$134,613

Option Shares Granted	Option Grant
Fiscal Year Ended March 31, 2022	3/1/2022

Mr. Singh	10,001
Mr. Dotson	5,001

Option Award Assumptions –	Option Grant
Fiscal Year Ended March 31, 2021	3/1/2022

Market price per share	$41.10
Exercise price per share	$41.10
Risk-free interest rate	1.58%
Volatility	79.09%
Expected term (years)	5.39
Dividend rate	0.0%

Fair value per share	$26.99
Aggregate shares	15,002

Benefit Plans

401(k) Plan

We maintain, through a registered agent, a retirement and deferred savings plan for our officers and employees. This plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code of 1986, as amended. The retirement and deferred savings plan provides that each participant may contribute a portion of his or her pre-tax compensation, subject to statutory limits. Under the plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee. The retirement and deferred savings plan also permits us to make discretionary contributions subject to established limits and a vesting schedule. To date, we have not made any discretionary contributions to the retirement and deferred savings plan on behalf of participating officers or employees.

2019 Employee Stock Purchase Plan

Following the approval of our 2019 Employee Stock Purchase Plan (the 2019 ESPP) by our stockholders in September 2019, the 2019 ESPP became operational effective January 1, 2020. Under our 2019 ESPP, shares of our common stock will be available for purchase by eligible employees, including our NEOs, who participate in the 2019 ESPP. Eligible employees will be entitled to purchase, by means of payroll deductions, limited amounts of our common stock at a discount to the market price during periodic option periods under the 2019 ESPP. The table below indicates the number of shares purchased by each NEO and the per share purchase price for each option period completed in Fiscal 2023 and 2022.

Unless otherwise noted, all share references and related purchase prices have been revised to give effect to the 1-for-30 reverse stock split of our issued and outstanding common stock effected on June 6, 2023.

	Purchase Period Ended
	June 30, 2022	December 31, 2022	June 30, 2021	December 31, 2021

Per share purchase price	$22.44	$2.63	$58.40	$49.73

Shares purchased by:
Mr. Singh	167	167	167	121
Mr. Dotson	167	167	102	119
Mr. Adler	-	167	-	-

At the conclusion of the option period under the 2019 ESPP that ended on June 30, 2023, each of Messrs. Singh, Dotson and Adler acquired 167 shares at a per share purchase price of $1.5895 per share, the maximum purchase permitted in accordance with the terms of the 2019 ESPP.

Outstanding Options at March 31, 2023

The following table provides information regarding each unexercised stock option to purchase shares of our common stock held by each of the NEOs as of March 31, 2023. Based on the closing price of our common stock as reported on The Nasdaq Capital Market on March 31, 2023, $3.74 per share, none of the options held by our NEOs were in-the-money at that date.

Unless otherwise noted, all share references and stock option exercise prices have been revised to give effect to the 1-for-30 reverse stock split of our issued and outstanding common stock effected on June 6, 2023.

	Stock Options at March 31, 2023
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Exercise Price ($)	Expiration Date

Shawn K. Singh, J.D.	6,667		-		45.00	6/19/2026
	3,334		-		45.00	11/9/2026
	5,834		-		45.00	4/26/2027
	4,167		-		46.80	9/19/2027
	10,000		-		34.80	2/2/2028
	7,334		-		51.00	1/14/2029
	2,667		-		30.00	5/23/2029
	2,334		-		30.00	9/5/2029
	10,001		-		42.30	10/21/2029
	10,001		-		11.94	4/23/2030
	10,001		-		53.10	12/30/2030
	6,254	(1)	3,747	(1)	41.10	3/1/2032
Total:	125,176		3.747

Jerrold D. Dotson, CPA	2,500		-		45.00	6/19/2026
	1,667		-		45.00	11/9/2026
	3,334		-		45.00	4/26/2027
	3,334		-		46.80	9/19/2027
	6,667		-		34.80	2/2/2028
	3,334		-		38.10	8/5/2028
	521		-		30.00	5/23/2029
	5,001		-		42.30	10/21/2029
	4,673		-		11.94	4/23/2030
	5,001		-		53.10	12/30/2030
	3,128	(1)	1,873	(1)	41.10	3/1/2032
Total:	39,160		1,873

Reid G. Adler, J.D.(2)	84		-		240.00	6/6/2023
	1,667		-		46.80	9/19/2027
	834		-		34.80	2/2/2028
	667		-		30.00	5/23/2029
	834		-		42.30	10/21/2029
	834		-		11.94	4/23/2030
	1,459	(3)	208	(3)	82.20	7/16/2031
	1,043	(1)	624	(1)	41.10	3/1/2032
	-	(5)	6,667	(5)	38.40	5/2/2032
Total:	7,422		7,499

_____________

(1)

Represents an option to purchase shares of our common stock at $41.10 per share granted on March 1, 2022 when the market price of our common stock was $41.10 per share.  The option became exercisable for 25% of the shares granted immediately upon grant, with the remaining shares becoming exercisable ratably monthly through March 1, 2024, when all shares granted will be fully exercisable.

(2)

All options held by Mr. Adler to purchase shares of our common stock reflected in this table as expiring on or before March 1, 2032 were awarded to him for services to the Company as a legal advisor prior to his employment by the Company effective May 2, 2022.

(3)

Represents an option to purchase shares of our common stock at $82.20 per share granted to Mr. Adler on July 16, 2021 when the market price of our common stock was $82.20 per share.  The option became exercisable for 25% of the shares granted immediately upon grant, with the remaining shares becoming exercisable ratably monthly through July 16, 2023, when all shares granted will be fully exercisable.

(4)

Represents an option to purchase 6,667 shares of our common stock at $38.40 per share granted to Mr. Adler upon commencement of his employment by the Company on May 2, 2022 when the market price of our common stock was $38.40 per share. The option became exercisable for 25% of the shares granted on the first anniversary of the grant date, with the remaining 75% of the shares becoming exercisable ratably monthly through May 2, 2026, when all shares granted will be fully exercisable.

Employment or Severance Agreements

We have an employment agreement with Mr. Singh, the material terms of which are described below.

Agreement with Mr. Singh

We entered into an employment agreement with Mr. Singh on April 28, 2010. Under the agreement, as amended on June 22, 2016, Mr. Singh’s base salary was increased from $347,500 per year to $395,000 per year, effective June 16, 2016. The Compensation Committee subsequently adjusted Mr. Singh’s base annual salary to $477,000 effective in July 2018, to $498,000 effective in April 2019, to $550,000 effective in January 2021, and to $600,000 effective in January 2022. Under his agreement, Mr. Singh is eligible to receive an annual incentive cash bonus of up to 50% of his base salary. The Compensation Committee did not award Mr. Singh a bonus in Fiscal 2023, however, Mr. Singh was awarded a cash bonus of $350,000 in February 2022 for attainment of performance-based objectives during calendar 2021. The award of his incentive bonus, if any, is at the discretion of the Compensation Committee of our Board of Directors. In the event we terminate Mr. Singh’s employment without cause, he is entitled to receive severance in an amount equal to:

●	twelve months of his then-current base salary payable in the form of salary continuation;

●	a pro-rated portion of the incentive cash bonus that the Board of Directors determines in good faith that Mr. Singh earned prior to his termination; and

●	such amounts required to reimburse him for Consolidated Omnibus Budget Reconciliation Act (COBRA) payments for continuation of his medical health benefits for such twelve-month period.

In addition, in the event Mr. Singh terminates his employment with “good reason” following a “change of control” (each as defined below), he is entitled to twelve months of his then-current base salary payable in the form of salary continuation.

Change of Control Provisions

Pursuant to his employment agreement, Mr. Singh is entitled to severance if he terminates his employment for good reason after a change of control. Under his agreement, “good reason” means any of the following events, if we affect the event without Mr. Singh’s consent (subject to our right to cure):

●	a material reduction in his responsibility; or

●	a material reduction in his base salary except for reductions that are comparable to reductions generally applicable to similarly situated executives the Company.

In the event we terminate Mr. Singh without cause within twelve months of a change of control, his remaining unvested option shares become fully vested and exercisable. Upon a change of control in which the successor corporation does not assume Mr. Singh’s stock options, the stock options granted to him become fully vested and exercisable.

A change of control occurs under Mr. Singh’s employment agreement when: (i) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a subsidiary, an affiliate, or a Company employee benefit plan, including any trustee of such plan acting as trustee) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) a sale of substantially all of the Company’s assets; or (iii) any merger or reorganization of the Company whether or not another entity is the survivor, pursuant to which the holders of all the shares of capital stock of the Company outstanding prior to the transaction hold, as a group, fewer than 50% of the shares of capital stock of the Company outstanding after the transaction.

In the event that, following termination of employment, amounts are payable to Mr. Singh pursuant to his employment agreement, his eligibility for severance is conditioned on his having first signed a release agreement.

The estimated amount that could be paid by the Company to Mr. Singh assuming that a change of control occurred on the last business day of our current fiscal year is $600,000, excluding any pro-rated portion of an annual or periodic bonus and the imputed value of accelerated vesting of stock options, if any.

PAY VERSUS PERFORMANCE

The following table presents certain information regarding compensation paid to our Chief Executive Officer, who serves as our Principal Executive Officer (PEO), and other NEOs (Other NEOs or Non-PEOs), and certain measures of financial performance for Fiscal 2022 and Fiscal 2023. The amounts shown below are calculated in accordance with Item 402(v) of Regulation S-K. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Total for Non- PEO Named Executive Officers(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(4)	Value of Initial $100 Investment based on Total Stockholder Return(5)	Net Income (Loss) Attributable to Common Stockholders ($)

Fiscal 2023	$600,000	$225,350	$493,409	$304,160	$5.85	$(59,247,700)
Fiscal 2022	$1,182,400	$(371,529)	$356,057	$(67,169)	$58.22	$(48,707,500)

(1)	Shawn K. Singh, J.D. served as our PEO for each the years ended March 31, 2023 and 2022.

(2)	The following amounts were added and deducted to the Summary Compensation Table (SCT) amount to determine the compensation actually paid to the PEO as determined in accordance with SEC regulations:

Adjustments to Determine Compensation “Actually Paid”	Fiscal 2023	Fiscal 2022
Deduction for amount reported under the “Stock Awards” column in the SCT	$-	$-
Deduction for amount reported under the “Option Awards” column in the SCT	-	(269,960)
Increase for the fair value of awards granted during year that remain unvested as of year-end	-	181,190
Increase for the fair value of awards granted during year that remain vested as of year-end	-	59,481
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to year-end that were outstanding and unvested as of year-end	(87,164)	(666,398)
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year-end that vested during year	(287,486)	(858,242)
Deduction of fair value of awards granted prior to year-end that were forfeited during year	-	-
Increase based upon incremental fair value of awards modified during year	-	-
Increase based on dividends or other earnings paid during year prior to vesting date of award.	-	-
Total Adjustments	$(374,650)	$(1,553,929)

Fair values used in the determination of compensation actually paid (CAP) are determined using the same methodology as used for determining grant date fair values in our financial statements.  Specifically, the fair value of option awards was calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation - Stock Compensation, and does not reflect any amounts paid to or realized by Mr. Singh. The fair value of the option awards used in the determination of CAP was estimated using the Black-Scholes option pricing model and valuation assumptions reflecting the closing price of our common stock and related assumptions on the respective valuation dates. The grant date valuation assumptions used in the valuation of option awards may be found in the applicable footnotes to the SCT on page 20 above.

(3)	For the year ended March 31, 2023 and 2022, Jerrold D. Dotson, CPA and Reid G. Adler, J.D. were our other NEOs.

(4)	For our other NEOs, the following amounts were added and deducted to the SCT amount to determine the compensation actually paid as determined in accordance with SEC regulations.

Adjustments to Determine Compensation “Actually Paid”	Fiscal 2023	Fiscal 2022
Deduction for amount reported under the “Stock Awards” column in the SCT	$-	$-
Deduction for amount reported under the “Option Awards” column in the SCT	(90,284)	(67,307)
Increase for the fair value of awards granted during year that remain unvested as of year-end	4,306	68,438
Increase for the fair value of awards granted during year that remain vested as of year-end	-	27,795
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to year-end that were outstanding and unvested as of year-end	(19,664)	(188,332)
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year-end that vested during year	(83,607)	(263,846)
Deduction of fair value of awards granted prior to year-end that were forfeited during year	-	-
Increase based upon incremental fair value of awards modified during year	-	-
Increase based on dividends or other earnings paid during year prior to vesting date of award.	-	-
Total Adjustments	$(189,249)	$(423,252)

Fair values used in the determination of CAP are determined using the same methodology as used for determining grant date fair values in our financial statements.  Specifically, the fair value of option awards was calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation - Stock Compensation, and does not reflect any amounts paid to or realized by Messrs. Dotson or Adler. The fair value of the option awards used in the determination of CAP was estimated using the Black-Scholes option pricing model and valuation assumptions reflecting the closing price of our common stock and related assumptions on the respective valuation dates. The grant date valuation assumptions used in the valuation of option awards may be found in the applicable footnotes to the SCT on page 20 above.

(5)

Assumes $100 invested in our common stock on March 31, 2021, and calculated based on the difference between the closing price of our common stock, as reported on The Nasdaq Capital Market, on March 31, 2023 and 2022, the end and beginning of the measurement period, respectively.

Relationship Between Compensation Actually Paid and Performance

We generally seek to incentivize a mix between current and long-term performance and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee views the relationship between the Company’s performance and the compensation of our NEOs.

Compensation Actually Paid and Total Stockholder Return

Although compensation actually paid (CAP), when calculated in accordance with Item 402(v) of Regulation S-K, increased in Fiscal 2023, when compared to Fiscal 2022, this increase is directly attributable to the reduction in fair value of options granted to our NEOs in Fiscal 2022 and in earlier years resulting from the sharp decrease in our stock price between the periods, as demonstrated by the decrease in total stockholder return (TSR) in Fiscal 2023 when compared to Fiscal 2022. For reasons more fully described below, during Fiscal 2023, none of our NEOs received a bonus and, other than an option award granted to Mr. Adler upon his employment and appointment as Corporate Development Officer and General Counsel, no option awards were granted to our NEOs.

Compensation Actually Paid and Net Loss

As a development-stage biopharmaceutical company, our Compensation Committee has not historically looked to net loss as a performance measure for our executive compensation program. Instead, our Compensation Committee considers several factors more closely related to the Company’s current operations and available resources, rather than solely corporate financial performance measures such as net loss and prevailing market price of the Company’s common stock. The key factor driving executive compensation decisions for Fiscal 2023 was preservation of the Company’s cash position to ensure optimal use of the Company’s available capital for the Company’s drug development programs following the precipitous decrease in the Company’s stock price and market value following the announcement of topline results of PALISADE-1, the Company’s single-dose administration Phase 3 clinical trial of fasedienol for SAD, which study was conducted during, and believed to have been affected by, the acute stages of the COVID-19 pandemic. As a result, to preserve capital, none of our NEOs received a bonus in Fiscal 2023. In addition, other than an option award granted to Mr. Adler upon his employment and appointment as Corporate Development Officer and General Counsel, no option awards were granted to our NEOs or Board in Fiscal 2023.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2019 OMNIBUS EQUITY INCENTIVE PLAN

General

Our Board unanimously approved the Company’s 2019 Amended and Restated Omnibus Equity Incentive Plan (the 2019 Plan) on May 27, 2019, and our stockholders adopted it and ratified all previously issued grants on September 5, 2019. Upon the approval of the 2019 Plan, all shares of common stock remaining authorized and available for issuance under the Company’s predecessor Amended and Restated 2016 Stock Incentive Plan (the 2016 Plan), approximately 46,667 shares, automatically became available for issuance under the 2019 Plan. A total of 250,000 shares of our common stock were initially authorized for issuance, which number was increased to 600,000 shares authorized for issuance following stockholder approval of an amendment to and restatement of the 2019 Plan at our 2021 annual meeting of stockholders on September 17, 2021.

Why We Are Asking Our Stockholders to Approve the Amendment to the 2019 Plan

As of the date of this Proxy Statement, only approximately 169,240 shares remain available for future equity grants under our 2019 Plan. Accordingly, on July 19, 2023, our Board unanimously approved an amendment to the 2019 Plan to increase the number of shares of common stock authorized thereunder from 600,000 shares to 1,000,000 shares (the Amended 2019 Plan).  A copy of the amendment to the 2019 Plan is included with this Proxy Statement as Appendix A. Competition for experienced personnel in the pharmaceutical industry is highly competitive. We believe the increase will enable us to have a competitive equity incentive program to compete with our peer group for key talent.

Our Compensation Philosophy

Our compensation philosophy reflects broad-based eligibility for equity awards, and we grant awards to substantially all of our employees. However, we recognize that equity awards dilute existing stockholders, and, therefore, we are mindful to responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity awards necessary to attract, reward, and retain employees, directors and consultants.

Summary of the 2019 Plan

Below is a summary of the terms and conditions of the 2019 Plan. Unless otherwise indicated, all capitalized terms shall have the same meaning as defined in the 2019 Plan.

Awards and Eligible Participants

The 2019 Plan is designed to secure and retain the services of our employees, non-employee directors and consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company, and to provide a means by which such persons may be given an opportunity to benefit from increases in the value of our common stock. The 2019 Plan is also designed to align employees’, non-employee directors' and consultants’ interests with stockholder interests.

The 2019 Plan provides for the grant of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units, and other stock-based awards, and performance awards, collectively referred to as “Awards”. Awards may be granted under the 2019 Plan to officers, employees and consultants of the Company and our subsidiaries and to our non-employee directors. Incentive stock options may be granted only to employees of the Company or one of our subsidiaries.

Plan Administration

The 2019 Plan is administered by the Compensation Committee of the Board. The Compensation Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards. The Compensation Committee may delegate its authority to the extent permitted by applicable law.

The Compensation Committee sets stock option exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant. The Compensation Committee may grant either incentive stock options, which must comply with Section 422 of the Code, or nonqualified stock options. At the time of grant, the Compensation Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed ten years) and other conditions on exercise.

The Compensation Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2019 Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR.

The Compensation Committee may also grant awards of restricted stock, which are shares of common stock subject to specified restrictions, and restricted stock units, which represent the right to receive shares of the common stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Compensation Committee’s discretion. The restrictions may be based on continuous service with the Company or the attainment of specified performance goals, as determined by the Compensation Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee.

The Compensation Committee may condition the grant, exercise, vesting, or settlement of any award on such performance conditions as it may specify. We refer to these awards as “performance awards.” The Compensation Committee may select such business criteria or other performance measures as it may deem appropriate in establishing any performance conditions. At March 31, 2023 and through the date of this Proxy Statement, the Compensation Committee has not granted any performance awards.

Authorized Shares

A total of 250,000 shares of common stock was initially authorized for issuance under the 2019 Plan, which amount was increased to 600,000 authorized shares following stockholder approval at our 2021 annual meeting of stockholders.

In the event our stockholders approve this Proposal No. 3 at the Annual Meeting, a total of 1,000,000 shares of our common stock will become available for issuance under the Amended 2019 Plan.

In the event any award under the 2019 Plan is canceled, terminates, expires or lapses for any reason prior to the issuance of shares or if shares are issued under the 2019 Plan and thereafter are forfeited to us, the shares subject to such awards and the forfeited shares will again be available for grant under the 2019 Plan.

Vesting

No more than 25% of any equity-based awards granted under the 2019 Plan may vest on the grant date of such award. The Board believes this provision provides the Company the necessary flexibility to issue Awards that will both attract new talent, particularly as the Company advances its clinical development plans for its drug candidates and provide incentives sufficient to retain the Company’s existing employees and directors.

This requirement does not apply to (i) substitute awards resulting from acquisitions or (ii) shares delivered in lieu of fully vested cash awards. In addition, the minimum vesting requirement does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the award or otherwise. Awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances transfers may be made to or for the benefit of designated family members of the participant for no consideration.

Option Repricing	The Amended 2019 Plan does not permit repricing of outstanding stock options.
Change of Control

In the event of a change in control of the Company, the Compensation Committee may accelerate the time period relating to the exercise of any outstanding Award, including stock options or restricted stock units.  In addition, the Compensation Committee may take other action, including (a) providing for the purchase of any award for an amount of cash or other property that could have been received upon the exercise of such award had the award been currently exercisable, (b) subject to certain limitations, adjusting the terms of the award in a manner determined by the Compensation Committee to reflect the change in control, or (c) causing an award to be assumed, or new rights substituted therefor, by another entity with appropriate adjustments to be made regarding the number and kind of shares and exercise prices of the award. “Change in Control” is defined under the Amended 2019 Plan and requires consummation of the applicable transaction.

Termination

Unless earlier terminated by the Board, the Amended 2019 Plan will terminate, and no further awards may be granted, on September 5, 2029, which is ten years after the date on which the 2019 Plan was approved by our stockholders. The Board may amend, suspend or terminate the Amended 2019 Plan at any time. To the extent necessary to comply with applicable provisions of U.S. federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein, we will obtain stockholder approval of any such amendment to the Amended 2019 Plan in such a manner and to such a degree as required. The amendment, suspension or termination of the Amended 2019 Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

Plan Benefits

Participation in the Amended 2019 Plan is entirely within the discretion of the Compensation Committee. Because we cannot predict the predict the rate at which the Compensation Committee will issue Awards or the terms of Awards granted under the Amended 2019 Plan, it is not possible to determine the number of shares that will be purchased or the value of benefits that may be obtained by executive officers and other employees under the Amended 2019 Plan in the future.

The following table discloses all awards granted to the persons or groups specified below under the 2019 Plan during our fiscal year ended March 31, 2023:

Name and Position	No. of Shares

Shawn K, Singh, J.D.	-
Jerrold D. Dotson, CPA	-
Reid G. Adler, J.D.	6,667
Directors	-
Employees (excluding executive officers) and consultants	137,233
Total	143,900

Vote Required and Recommendation

Adoption of the Amended 2019 Plan requires the affirmative vote of the majority of the votes cast, whether in person or by proxy, and entitled to vote (meaning the number of shares voted “FOR” this proposal must exceed the number of shares voted “AGAINST” this proposal). Abstentions and broker non-votes are not considered votes for the foregoing purpose, and will have no effect on the vote for this proposal. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this Proposal No. 3.

The Board unanimously recommends that stockholders vote “FOR” approval of the Amended 2019 Plan.

PROPOSAL NO. 4

RATIFICATION OF THE APPOINTMENT OF

WITHUMSMITH+BROWN, PC TO SERVE AS THE COMPANY'S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

Upon recommendation of the Audit Committee, our Board appointed WithumSmith+Brown, PC (Withum) as our independent registered public accounting firm for the current fiscal year ending March 31, 2024 and hereby recommends that the stockholders ratify such appointment.

The Board may terminate the appointment of Withum as the Company’s independent registered public accounting firm without the approval of the Company’s stockholders whenever the Board deems such termination necessary or appropriate.

Representatives of Withum will be present at the Annual Meeting or available by telephone and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

Fees and Services

Withum served as our independent registered public accounting firm for each of Fiscal 2023 and Fiscal 2022. Information provided below includes fees for professional services provided to us by Withum for Fiscal 2023 and Fiscal 2022.

	Fiscal Years Ended March 31,
	2023	2022
Audit fees	$305,700	$271,900
Audit-related fees	86,100	97,300
Tax fees	27,000	17,000
All other fees	-	-
Total fees	$418,800	$386,200

Audit Fees:

Audit fees include fees billed for the annual audit of the Company’s financial statements and quarterly reviews for Fiscal 2023 and Fiscal 2022, and for services normally provided by Withum in connection with routine statutory and regulatory filings or engagements.

Audit-Related Fees:

Audit-related fees include fees billed for assurance and related services that are reasonably related to the performance of the annual audit or reviews of the Company’s financial statements and are not reported under “Audit Fees.” During Fiscal 2023 and Fiscal 2022, Withum billed the Company for services related to comfort letters and consents for the use of its audit opinion in our filings of Registration Statements on Form S-3 and Form S-8 that included or incorporated by reference the Company’s audited financial statements for Fiscal 2022 and the fiscal year ended March 31, 2021.

Tax Fees:

Tax fees include fees for professional services for tax compliance, tax advice and tax planning for Fiscal 2023 and Fiscal 2022.

All Other Fees:

All other fees include fees for products and services other than those described above.  During Fiscal 2023 and Fiscal 2022, no such fees were billed by Withum.

Required Vote and Recommendation

Ratification of the selection of Withum as the Company’s independent registered public accounting firm for our fiscal year ending March 31, 2024 requires the affirmative vote of a majority of the votes cast, either present or represented by proxy (meaning the number of shares voted “FOR” this proposal must exceed the number of shares voted “AGAINST” this proposal). Abstentions and broker non-votes will have no effect on the ratification of Withum as the Company’s independent registered public accounting firm for our fiscal year ending March 31, 2024. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of Withum as the Company’s independent registered public accounting firm for our fiscal year ending March 31, 2024.

The Board recommends that stockholders vote “FOR” the ratification of the selection of Withum as our independent registered public accounting firm for our fiscal year ending March 31, 2024.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed with management and WithumSmith+Brown (Withum), our independent registered public accounting firm, the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended March 31, 2023. The Audit Committee also discussed with Withum those matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16.

Withum also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the Audit Committee concerning independence. The Audit Committee has discussed with the registered public accounting firm their independence from our Company.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, including as set forth above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2023.

Respectfully Submitted by: MEMBERS OF THE AUDIT COMMITTEE Jon S. Saxe, Audit Committee Chair Jerry B. Gin Mary L. Rotunno

Dated: June 23, 2023

The information contained above under the caption “Report of the Audit Committee of the Board of Directors” shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of July 28, 2023 for:

●	each of our directors;
●	each of our NEOs; and
●	all of our directors and executive officers as a group.

Applicable percentage ownership is based on 7,984,875 shares of common stock outstanding at July 28, 2023. As of July 28, 2023, none of our stockholders held more than 5% of our outstanding shares of common stock.

In computing the percentage of shares of common stock beneficially owned, we deemed to be outstanding all shares of common stock subject to options or warrants held by that person or entity that are currently exercisable or exchangeable or that will become exercisable or exchangeable within 60 days of July 28, 2023.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Vistagen Therapeutics, Inc., 343 Allerton Avenue, South San Francisco, California 94080.

Beneficial Ownership of Common Stock:

Name and address of beneficial owner	Number of shares beneficially owned	Percent of shares beneficially owned(1)
Executive officers and directors:
Shawn K. Singh, J.D.(2)	106,810	1.32%
Jerrold D. Dotson(3)	43,768	*
Reid G. Adler, J.D.(4)	21,568	*
Jon S. Saxe, J.D., LL.M.(5)	24,695	*
Ann M. Cunningham, MBA(6)	19,906	*
Joanne Curley, Ph.D.(7)	5,834	*
Margaret M. FitzPatrick, M.A.(8)	5,834	*
Jerry B. Gin, Ph.D., MBA(9)	25,005	*
Mary L. Rotunno, J.D.(10)	5,834	*

All executive officers and directors as a group (9 persons)(11)	259,254	3.16%

*    less than 1%

(1)	Based on 7,984,875 shares of common stock issued and outstanding as of July 28, 2023.

(2)	Includes options to purchase 80,469 shares of registered common stock exercisable within 60 days of July 28, 2023.

(3)	Includes options to purchase 40,097 shares of registered common stock exercisable within 60 days of July 28, 2023.

(4)	Includes options to purchase 10,080 shares of registered common stock exercisable within 60 days of July 28, 2023.

(5)	Includes options to purchase 22,837 shares of registered common stock exercisable within 60 days of July 28, 2023.

(6)	Includes options to purchase 19,906 shares of registered common stock exercisable within 60 days of July 28, 2023.

(7)	Includes options to purchase 5,834 shares of registered common stock exercisable within 60 days of July 28, 2023.

(8)	Includes options to purchase 5,834 shares of registered common stock exercisable within 60 days of July 28, 2023.

(9)	Includes 667 shares of common stock held by Dr. Gin’s wife. Also includes options to purchase 23,671 shares of registered common stock exercisable within 60 days of July 28, 2023

(10)	Includes options to purchase 5,834 shares of registered common stock exercisable within 60 days of July 28, 2023

(11)	Includes 667 shares of common stock held by Dr. Gin's wife. Also includes options to purchase 214,562 shares of registered common stock exercisable within 60 days of July 28, 2023.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Grants

As of July 28, 2023, options to purchase a total of 712,555 registered shares of our common stock were outstanding at a weighted average exercise price of $37.23 per share, of which options to purchase 552,857 shares of our common stock were vested and exercisable at a weighted average exercise price of $41.93 per share and options to purchase 189,698 shares were unvested and not exercisable at a weighted average exercise price of $24.27 per share. These options were issued under our 2019 Plan and under our Amended and Restated 2016 Stock Incentive Plan, formerly titled the 2008 Stock Incentive Plan (the 2016 Plan), as described below. At July 28, 2023, an additional 169,240 shares remained available for future equity grants under our 2019 Plan, and no new awards are available for grant under our 2016 Plan.

The following table summarizes awards outstanding under the 2016 Plan and the 2019 Plan, as well as shares available for issuance under the 2019 Plan and our 2019 Employee Stock Purchase Plan (2019 ESPP) as of March 31, 2023. The following information does not reflect issuances or exercises under the 2016 Plan, 2019 Plan or the 2019 ESPP subsequent to March 31, 2023.

Unless otherwise noted, all share references and related information, including stock option exercise prices, have been revised to give effect to the 1-for-30 reverse stock split of our issued and outstanding common stock effected on June 6, 2023.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2019 Plan and 2016 Plan	702,691		$37.76	179,104
2019 ESPP	-		-	24,323
Equity compensation plans not approved by security holders	-		-	-
Total	702,691	$		203,427

Description of the 2016 Plan

Our Board unanimously approved the Company’s 2016 Plan on July 26, 2016, and it was approved by our stockholders at our 2016 Annual Meeting of Stockholders on September 26, 2016, and further amended to increase the number of shares authorized for issuance therefrom at our 2017 Annual Meeting of Stockholders on September 15, 2017. The 2016 Plan provided for the grant of stock options, restricted shares of common stock, stock appreciation rights and dividend equivalent rights, collectively referred to as “Awards”. Stock options granted under the 2016 Plan were either incentive stock options under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the Code), or non-qualified stock options. We could grant incentive stock options only to employees of the Company or any parent or subsidiary of the Company. Awards other than incentive stock options could be granted to employees, directors and consultants. A total of 333,334 shares of our common stock were authorized for issuance under the 2016 Plan, of which options to purchase approximately 215,828 shares remained outstanding at March 31, 2023. Upon the adoption of our 2019 Plan, no further grants were permissible under the 2016 Plan and approximately 46,667 authorized shares were transferred to the 2019 Plan and became issuable therefrom. All options granted from the 2016 Plan remain operative under the terms of the respective grants.

Description of the 2019 Plan

For a summary of the terms and conditions of the 2019 Plan, see the section titled “Approval of an Amendment to the Company’s 2019 Omnibus Equity Incentive Plan — Summary of the Amended 2019 Plan” page 29, Proposal No. 3, of this Proxy Statement.

2019 Employee Stock Purchase Plan

Our Board approved the Vistagen Therapeutics, Inc. 2019 Employee Stock Purchase Plan (the 2019 ESPP) on June 13, 2019. Our stockholders approved the 2019 ESPP at our annual meeting on September 5, 2019. The principal terms of our 2019 ESPP are summarized below.

The 2019 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The Compensation Committee of the Board administers the 2019 ESPP. The Compensation Committee has authority to construe, interpret and apply the terms of the 2019 ESPP. As approved by our stockholders, a maximum of 333,334 shares of our common stock may be purchased under the 2019 ESPP.

The 2019 ESPP is generally expected to operate in consecutive semi-annual periods referred to as “option periods.” The first option period commenced on January 1, 2020 and ended on the last trading day in the semi-annual period ended June 30, 2020, with successive option periods expected to begin on the first day of January and July and to terminate on the last trading day of June and December, respectively. Option periods may not last longer than the maximum period permitted under Section 423 of the Code, which generally limits the length of such offerings to either five years or 27 months, depending on the terms of the offering. Generally, all full-time employees of the Company and its subsidiaries are eligible to participate in an option period.

On the first day of each option period (the Grant Date), each eligible employee for that option period will be granted an option to purchase shares of our common stock. Each participant’s option will permit the participant to purchase a number of shares determined by dividing the employee’s accumulated payroll deductions for the option period by the applicable purchase price. A participant must designate the percentage (if any) of compensation to be deducted during that option period for the purchase of stock under the 2019 ESPP. The participant’s payroll deduction election will generally remain in effect for future option periods unless terminated by the participant. A participant may elect to withdraw from any option period prior to the last day of the option period, in which case the participant’s payroll deductions will be refunded and the participant’s outstanding options will terminate.

Each participant’s payroll deductions under the 2019 ESPP will be credited to a liability account in his or her name under the 2019 ESPP. The aggregate liability for participant payroll deductions at March 31, 2023 and 2022 was $12,100 and $66,200, respectively, which amounts are included in accrued expenses in the Consolidated Balance Sheet included in our Annual Report on Form 10-K filed with the SEC on June 28, 2023.

Each option granted under the 2019 ESPP will automatically be exercised on the last day of the respective option period (referred to as the Exercise Date). The number of shares acquired by a participant upon exercise of his or her option will be determined by dividing the participant’s 2019 ESPP account balance as of the exercise date for the option period by the purchase price of the option. The purchase price for each option is generally equal to the lesser of (i) 85% of the fair market value of a share of our common stock on the applicable grant date, or (ii) 85% of the fair market value of a share of our common stock on the applicable exercise date. A participant’s 2019 ESPP account will be reduced upon exercise of his or her option by the amount used to pay the purchase price of the shares acquired by the participant. Following exercise of the option, any excess amount in a participant’s account will be refunded following the exercise date. No interest will be paid to any participant under the 2019 ESPP.

Participation in the 2019 ESPP is subject to the following limits:

●	A participant cannot contribute less than 1% or more than 15% of his or her compensation to the purchase of stock under the 2019 ESPP in any one payroll period;
●

A participant cannot accrue rights to purchase more than $25,000 of stock (valued at the grant date of the applicable offering period and without giving effect to any discount reflected in the purchase price for the stock) for each calendar year in which an option is outstanding; and

●

A participant will not be granted an option under the 2019 ESPP if it would cause the participant to own stock and/or hold outstanding options to purchase common stock constituting 5.0% or more of the total combined voting power or value of all classes of stock of the Company or of one of its subsidiaries or to the extent it would exceed certain other limits under the Code.

The $25,000 annual purchase and the 5% ownership limitations referred to above are required under the Code.

As is customary, the number of shares of stock available under the 2019 ESPP or subject to outstanding options, is subject to adjustment in the event of certain reorganizations, combinations, recapitalization of shares, stock splits, reverse stock split, subdivision or other similar change in respect of our common stock. A participant’s rights with respect to options or the purchase of shares under the 2019 ESPP, as well as payroll deductions credited to his or her 2019 ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

The Board generally may amend, suspend, or terminate the 2019 ESPP at any time and in any manner, except that stockholder approval is required to increase the number of shares authorized for issuance under the 2019 ESPP and for certain other amendments. No amendment to the 2019 ESPP may materially adversely affect the option rights previously granted to a participant under the 2019 ESPP, except as required by law or regulation.

Our 2019 ESPP became effective on January 1, 2020 and will continue in effect until the earlier of such time as all of the shares of the Company’s common stock subject to the 2019 ESPP have been sold or December 31, 2030, unless terminated earlier by the Board. During Fiscal 2023, employees purchased an aggregate of 5,167 shares of our common stock under the 2019 ESPP and we received proceeds of $63,100. During Fiscal 2022, employees purchased an aggregate of 1,907 shares of our common stock under the 2019 ESPP and we received proceeds of $99,400.

Certain Relationships and Related Transactions

The following describes the material terms of all related party transactions that took place during Fiscal 2023:

Consulting Agreements

During Fiscal 2022, we entered into a consulting agreement with Dr. Joanne Curley, an independent member of our Board, to assist us in developing a phase-appropriate research and development human resources staffing plan to support our development of fasedienol, itruvone and AV-101. We recorded expense of $6,800 during the fiscal year ended March 31, 2022 related to this agreement.

During the fourth quarter of Fiscal 2022, we entered into a consulting agreement with FitzPatrick & Co LLC, a consulting firm for which Margaret FitzPatrick, an independent member of our Board, is the Managing Director, to provide corporate development and public relations advisory services. We recorded expense of $45,000 during the fiscal year ended March 31, 2022 related to this agreement. The agreement continued throughout Fiscal 2023, during which we recorded general and administrative expense of $165,000. In June 2023, we extended the agreement through December 31, 2023.

On November 11, 2022, Ann Cunningham resigned as our Chief Commercial Officer, but remains a member of our Board. Following Ms. Cunningham’s resignation as Chief Commercial Officer, i3 Strategy Partners, a consulting firm for which Ms. Cunningham is the Managing Partner, began providing certain advisory services to us pursuant to a consulting agreement. The initial term of the consulting agreement will end on March 31, 2024, and, pursuant to the agreement, i3 Strategy Partners received a fee of $120,000 for the period from the effective date of the agreement through March 31, 2023 and will receive $10,000 per month thereafter through the end of the consulting agreement’s initial term. The payment of $120,000 was completed during our fiscal quarter ended December 31, 2022 and we recorded that amount as expense during Fiscal 2023.

On December 1, 2022, Mark Smith resigned as our Chief Medical Officer. Following his departure, Dr. Smith serves as a member of our Clinical and Regulatory Advisory Board and provides consulting services to us regarding the development of our product candidates pursuant to a consulting agreement. Under the terms of the consulting agreement, Dr. Smith was paid $50,000 prior to December 31, 2022, and will receive $10,000 per month through the contract term ending December 31, 2023. We recorded $80,000 as research and development expense during Fiscal 2023, including $10,000 as accounts payable at March 31, 2023 pursuant to the consulting agreement.

Legal Services Consultant

Prior to the appointment of Mr. Reid Adler as the Company’s Chief Corporate Development Officer and General Counsel on May 2, 2022, we engaged the law firm of which Mr. Adler was a partner to provide various legal services and advice over a number of years. During Fiscal 2022 and from April 1, 2022 until Mr. Adler’s appointment, the Company paid to Capital Technology Law Group fees of $210,000 and $18,000, respectively, for various legal services.

ADDITIONAL INFORMATION

Deadline for Receipt of Stockholder Proposals for the 2024 Annual Meeting

Stockholder proposals that are intended to be presented by stockholders at the Company’s 2024 Annual Meeting of Stockholders must be received by the Secretary of the Company between June 27, 2024 and July 27, 2024 that they may be included, if appropriate, in the Company’s proxy statement and form of proxy relating to that meeting. A stockholder proposal not included in the Company’s proxy statement for the 2024 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Bylaws provide that the Company must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the first anniversary of the previous year’s annual meeting of stockholders. However, if the date of the 2024 Annual Meeting of Stockholders is changed by more than 30 days from the date of this year’s Annual Meeting, the Company must receive the stockholder’s notice no later than the close of business on (i) the 90th day prior to such annual meeting and (ii) the later of 60 days prior to such annual meeting, or, in the event the Company makes a public announcement of the date of such annual meeting less than 70 days before the meeting, within 10 days after the Company’s public announcement.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials, please notify your broker or direct a written request to the Company at 343 Allerton Avenue, South San Francisco, California 94080, or contact us at (650) 577-3600. The Company undertakes to deliver promptly, upon any such oral or written request, a separate copy of its proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

Other Matters

At the date of this Proxy Statement, the Company knows of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.

The Notice, mailed to stockholders on or about August 9, 2023, contains instructions on how to access the Company’s Annual Report on Form 10-K for our fiscal year ended March 31, 2023. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

The Board invites you to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, please submit your vote by Internet, telephone or postal mail as promptly as possible so that your shares will be represented at the Annual Meeting.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE READ THIS PROXY STATEMENT AND THEN VOTE BY INTERNET, TELEPHONE OR POSTAL MAIL AS PROMPTLY AS POSSIBLE.  VOTING PROMPTLY WILL SAVE US ADDITIONAL EXPENSE IN SOLICITING PROXIES AND WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

APPENDIX A

AMENDMENT NO. 1 TO THE

VISTAGEN THERAPEUTICS, INC.

AMENDED AND RESTATED 2019 OMNIBUS EQUITY INCENTIVE PLAN

This Amendment No. 1 (the “Amendment”) to the Vistagen Therapeutics, Inc. Amended and Restated 2019 Omnibus Equity Incentive Plan (the “2019 Plan”) is adopted by the Board of Directors (“Board”) of Vistagen Therapeutics, Inc., a Nevada corporation (the “Company”) on July 19, 2023. This Amendment will become effective upon approval by the Company’s stockholders at the Company’s 2023 Annual Meeting of Stockholders.

WHEREAS, the 2019 Plan was adopted, upon receipt of approval by the Company’s stockholders, effective as of September 5, 2019 and was amended and restated, upon receipt of approval by the Company’s stockholders, effective as of September 17, 2021.

WHEREAS, the Board desires to amend the 2019 Plan, subject to approval of the Company’s stockholders, to increase the number of shares of Company common stock available for issuance thereunder; and

WHEREAS, if the Company’s stockholders fail to approve this Amendment, the existing 2019 Plan shall continue in full force and effect.

NOW, THEREFORE, the 2019 Plan is hereby amended as follows:

1.	Section 4.1 of the 2019 Plan is hereby deleted and replaced in its entirety with the following:

4.1	Authorized Number of Shares

Subject to adjustment under Section 14, the total number of shares of Common Stock authorized to be awarded under the Plan shall not exceed 1,000,000.  In addition, shares of Common Stock authorized and available for issuance under the Predecessor Plan on the Effective Date and/or underlying any outstanding award granted under the Predecessor Plan that, following the Effective Date, expires, or is terminated, surrendered or forfeited for any reason without issuance of such shares shall be available for the grant of new Awards under this Plan.  As provided in Section 1, no new awards shall be granted under the Predecessor Plan following the Effective Date.  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market or otherwise, all as determined by the Company from time to time.

2.	Except as expressly set forth in this Amendment, all other terms and conditions of the Plan shall remain in full force and effect.

Vistagen VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas.

Vistagen Therapeutics, Inc. 2023 Annual Meeting of Stockholders (the *Annual Meeting*) - Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR each Director nominee identified under Proposal No. 1 below and FOR Proposals No. 2, No. 3 and No. 4.

1. **ELECTION OF DIRECTORS**

Nominees:

Nominee	For	Withhold
01 - Jon S. Saxe, J.D., LL.M.	☐	☐
02 - Ann M. Cunningham, MBA	☐	☐
03 - Joanne Curley, Ph.D.	☐	☐
04 - Margaret M. FitzPatrick, M.A.	☐	☐
05 - Jerry B. Gin, Ph.D., MBA	☐	☐
06 - Mary L. Rotunno, J.D.	☐	☐
07 - Shawn K. Singh, J.D.	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1UPX 585223

03V26D

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — VISTAGEN THERAPEUTICS, INC.

VISTAGEN THERAPEUTICS, INC.

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

The undersigned revokes all previous proxies and constitutes and appoints Shawn K. Singh and Jessica R. Haskell, and each of them, their true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of common stock of Vistagen Therapeutics, Inc. (the *Company*) which the undersigned is entitled to vote at the Company's 2023 Annual Meeting of Stockholders (the *Annual Meeting*), to be held virtually, on September 25, 2023 at 2:00 pm PDT and at any adjournment(s) or postponement(s) thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each of the Director nominee identified under Proposal No. 1 and FOR Proposals No. 2, No. 3 and No. 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.